                                                                    EXHIBIT 10.7



                                 OFFICE SUBLEASE

         THIS OFFICE SUBLEASE ("Sublease") is made and entered into as of the 6th day of August, 2001, by and between AIRSIDE BUSINESS PARK L.P., a Pennsylvania limited partnership ("Landlord") and MICHAEL BAKER JR. CORPORATION, a Pennsylvania corporation ("Subtenant").


                               1. BASIC PROVISIONS

         This Article contains the basic lease provisions between Landlord and Subtenant.

         A. PREMISES. Building #100("Building") to be constructed at Airside Business Park, Moon Township, Allegheny County, Pennsylvania (sometimes referred to as the "Property", as further described in Article 32).

         B.       COMMENCEMENT DATE.  November 1, 2002, subject to Article 3.

         C.       EXPIRATION DATE.  October 31, 2012, subject to Article 3.

         D. RENTABLE AREA. The rentable area of the Premises shall be 117,003 square feet, and the rentable area of the Property, which includes Building #200, shall be 210,411 square feet.

         E. SUBTENANT'S SHARE. Subtenant's share of Building #100, i.e. the Premises, is one hundred percent (100%); Subtenant's share of the Property shall be fifty-five and six-tenths percent (55.6%), subject to Article 32.

         F. BASE RENT. Base Rent shall be paid pursuant to the following schedule and as further described in Article 4:


                PERIOD                             ANNUAL BASE RENT                       MONTHLY BASE RENT

Lease Years 1 and 2                       $17.78 per rentable square foot or                 $173,359.45
                                                     $2,080,313.40

Lease Years 3, 4 and 5                    $18.13 per rentable square foot or                 $176,772.02
                                                     $2,121,264.24

Lease Years 6-10                          $19.88 per rentable square foot or                 $193,834.97
                                                     $2,326,019.64


         G. ADDITIONAL RENT. Subtenant shall pay Subtenant's Share of Taxes and Expenses in excess of the amounts respectively for the "Base Tax Year" and "Base Expense Year" (each as defined below), as further described in Article 4.

         (i) Base Tax Year is first full twelve (12) month period after Land and Improvements are fully assessed by all applicable taxing bodies as complete, and taxes for such twelve (12) month period are paid

         (ii) Base Expense Year is first full twelve (12) month period after Building 100 is complete and all common areas completed.

         H. PERMITTED USE. Executive and administrative offices and any other uses permitted by law, subject to Article 7.

         I.       SECURITY DEPOSIT.  None.

         J.       BROKER (IF ANY). None.

         K.       GUARANTOR(S).  Michael Baker Corporation.

         L. RIDERS/EXHIBITS. This Sublease includes, and by this reference incorporates, exhibits attached or to be attached, as follows: Exhibit A (Premises), Exhibit B (Signage Criteria), Exhibit C (Guaranty), Exhibit D (Authority Estoppel Letter and Non-Disturbance Agreement), Exhibit E (Core and Shell Design), Exhibit F (Addendum to Core and Shell Design/Procedures for Production and Approval of Detailed Production Drawings), Exhibit G (Detailed Production Drawings) and Rider One (Rules).


         M.       LANDLORD'S NOTICE ADDRESS (subject to Article 25).

                           Airside Business Park L.P.
                           c/o The Elmhurst Group
                           Suite 630
                           One Bigelow Square
                           Pittsburgh, PA  15219
                           Attention:  President and Chief Executive Officer

                  WITH A COPY TO:
                  --------------

                           Buchanan Ingersoll
                           One Oxford Centre
                           301 Grant Street
                           Pittsburgh, PA  15219-1410
                           Attn:  Jack J. Kessler, Esquire

         N.       SUBTENANT'S NOTICE ADDRESS (subject to Article 25).

                  Until the Commencement Date:

                           Michael Baker Jr. Corporation
                           Airport Office Park
                           Building 3
                           420 Rouser Road
                           Coraopolis, PA  15108-4740
                           Attention:  Chief Financial Officer

                  With a copy to:

                           Michael Baker Jr. Corporation
                           Airport Office Park
                           Building 3
                           420 Rouser Road
                           Coraopolis, PA  15108-4740
                           Attention:  General Counsel


                  On and After the Commencement Date:

                           Michael Baker Jr. Corporation
                           100 Airside Drive
                           Coraopolis, PA  15108
                           Attention:  Chief Financial Officer


                  With a copy to:

                           Michael Baker Jr. Corporation
                           100 Airside Drive
                           Coraopolis, PA  15108
                           Attention:  General Counsel


         O. RENT PAYMENTS. Rent shall be paid to "Airside Business Park L.P." at c/o The Elmhurst Group, Suite 630, One Bigelow Square, Pittsburgh, Pennsylvania 15219 or such other parties and addresses as to which Landlord shall provide advance notice.

         The foregoing provisions shall be interpreted and applied in accordance with the other provisions of this Sublease. The terms of this Article, and the terms defined in Article 32 and other Articles, shall have the meanings specified therefor when used as capitalized terms in other provisions of this Sublease or related documentation (except as expressly provided to the contrary therein).

                            2. PREMISES AND CONDITION

         A. THE PREMISES. Landlord hereby subleases to Subtenant and Subtenant hereby subleases from Landlord the Premises.

         B.       CONSTRUCTION.

         1. (a) Landlord shall (i) completely construct the Building, and the improvements to be constructed upon the Common Areas ("Improvements") in accordance with Core and Shell Design attached hereto as Exhibit E incorporated herein, as the same shall be augmented by Detailed Production Drawings (the "Drawings") to be submitted by Landlord to Subtenant for approval by Subtenant in accordance with the terms and provisions of the Addendum to Core and Shell Design/Procedures for Production and Approval of Detailed Production Drawings attached hereto as Exhibit F. The Drawings, when approved by Subtenant in accordance with the terms of Exhibit F will be incorporated herein by reference as Exhibit G; said Drawings, and Exhibits E and F, as amended and supplemented, are hereinafter collectively "the Construction Documents", and Landlord shall also construct the Tenant Improvements all in compliance with all applicable laws, codes, regulations, ordinances and conditions of record which affect the Improvements and/or Common Areas (collectively the "Law") and the Master Lease and (ii) obtain, as required by the Law for such construction, all necessary permits, licenses and approvals of governmental and quasi- governmental authorities having or claiming jurisdiction. On or prior to November 15, 2001, Landlord shall (i) obtain all necessary building permits, approvals and licenses (and provide copies to Subtenant), and (ii) commence construction (the "Construction Commencement Date") of the Premises.

                  (b) Notwithstanding anything in this Sublease to the contrary, neither Subtenant's preparation and review of the Construction Documents nor any subsequent approvals or inspections with respect to the construction of the Improvements shall relieve or waive as to any specific item(s), Landlord's obligation to construct the Improvements in accordance with the Construction Documents, and any deviation therefrom shall be invalid unless specifically and expressly consented to in writing by Subtenant.

         2. Once the Construction Documents are approved (and not before), Landlord shall proceed diligently to construct the Improvements in accordance with the Construction Documents so that the Commencement Date shall occur within approximately thirteen (13) months from the date hereof.

         3. If the Commencement Date does not occur on or before December 8, 2002 as a result of delays caused by the Subtenant breaching its obligations under this Sublease or the Architect Agreement (as defined hereinafter), Subtenant shall deduct as liquidated damages from Fixed Rent, one day's Base Rent (calculated at a daily rate based on a thirty (30) day month) for each day the Commencement Date is delayed beyond December 8, 2002. It is hereby agreed that the liquidated damages to which Subtenant is entitled hereunder is a reasonable forecast of just compensation for the harm that would be caused by landlord's failure to satisfy the conditions for acceptance of the Premises.

         4. Notwithstanding anything in this Sublease to the contrary, including but not limited to Subsection 3 above, in the event (a) the Construction Commencement Date has not occurred by December 1, 2001 or (b) the Commencement Date has not occurred by January 31, 2003, Subtenant may, without further liability or further obligation of either party to the other, terminate this Sublease upon thirty (30) days' written notice to Landlord, and this Sublease shall have no further force or effect, and Landlord shall (i) return to Subtenant any sums previously paid to Landlord hereunder and (ii) pay to Subtenant fifty percent (50%) of the amount of liquidated damages accruing under
Section 2.B.3 above to the effective date of the termination of this Sublease.


         C.       ACCEPTANCE OF THE PREMISES

         1. Subtenant shall accept the Premises, only after all of the following conditions are satisfied:

                  (a) Substantial Completion (as defined herein) of the Improvements and the Tenant Improvements has occurred in accordance with the Construction Documents and Tenant Improvement Documents, as applicable;

                  (b) Landlord has delivered to Subtenant all of the written warranties, if any, for the portions of Premises to be maintained by Subtenant;

                  (c) Landlord has completed construction or alteration of any Common Areas, parking facilities and other delivery and service areas necessary as required by, and only to the extent shown on, the Construction Documents; and

                  (d) Landlord and each general contractor constructing any portion of the Improvements and Tenant Improvements shall certify that the Building, Premises, Tenant Improvements, and Common Areas have been completed in accordance with the Construction Documents and the Tenant Improvement Documents, as applicable.

         2. "Substantial Completion" of the Improvements shall occur when in accordance with the Construction Documents and Tenant Improvement Documents, as applicable: (a) Landlord shall have completed -- subject only to "punch list" items of the type described in item (b) below, all of the Improvements and Tenant Improvements; (b) only mechanical adjustments or minor details of construction or decoration or other items commonly recognized in the construction industry as "punch list" items remain to be done which do not unreasonably prevent Subtenant from readying the Improvements and Tenant Improvements for the operation of Subtenant's business; and (c) certificates of occupancy for the Premises, including the Tenant Improvements, have been issued by all applicable governmental bodies.


         3. Notwithstanding the terms of Section 2.C.2 of this Sublease, during the first twelve (12) months after its acceptance of the Premises, Subtenant shall be entitled to deliver to Landlord from time to time a written list of items which Subtenant may discover were not completed in accordance with the Construction Documents or Tenant Improvement Documents whether or not Subtenant has previously delivered a list or lists of other deficiencies to be corrected by Landlord. Landlord shall commence correction of such deficiencies within twenty (20) days after Landlord's receipt of such list and shall complete the correction of such deficiencies within forty (40) days of Subtenant's notice (with up to an additional forty (40) days if such deficiencies cannot reasonably be corrected within thirty (30) days and if Landlord is diligently attempting a correction). In the event that Landlord fails to commence or complete correction of such deficiencies to the reasonable satisfaction of Subtenant within the time periods required for Landlord to do so, Subtenant may cause such deficiencies to be corrected at Landlord's expense. Landlord shall reimburse Subtenant for such cost to correct deficiencies within the Improvements or Tenant Improvements within thirty (30) days of demand. Subtenant may institute any action or proceeding in a court of competent jurisdiction to collect such costs, together with interests thereon at the Default Rate, from the date such expense or cost is incurred by Subtenant until payment in full.

         4. Landlord grants Subtenant and its employees and agents, at their respective risks and subject to Landlord's reasonable rules and regulations, a license to enter the Premises for purpose of inspecting Landlord's construction and finish-out work prior to the Commencement Date.

         D.       SUBTENANT IMPROVEMENTS.

         1. SUBTENANT IMPROVEMENT DOCUMENTS. Subtenant, at its sole expense, shall submit to Landlord, on or before August 22, 2001, the programming documents ("Programming Documents") for the improvements to the interior space of the Building to be made for Subtenant (herein and hereinbefore "Tenant Improvements") to be constructed by Landlord for Subtenant. Within twelve (12) weeks after approval by Subtenant of the last of the Drawings required pursuant to Section 2.B above for Improvements, Landlord shall submit to Subtenant, for Subtenant's approval, two (2) original copies of a complete set of Design and Production Documents for the Tenant Improvements. After the Design and Production Documents are approved, Landlord shall obtain three (3) bids for a firm price to construct the Tenant Improvements. Subtenant shall, within ten
(10) days after receipt of such firm price approve one firm price, in which event the Landlord shall construct the Tenant Improvements for such price; but if no firm price is acceptable to Subtenant, Subtenant may request that changes be made to the Design Production Documents for re-submission for a bid or bids for a firm price acceptable to Subtenant. Once the firm price is agreed to by Subtenant, the Design and Production Documents and Programming Documents will become the "Tenant Improvement Documents" to be used by Landlord to construct the Tenant Improvements.

                  Landlord and Subtenant acknowledge, however, that during construction of the Tenant Improvements, Subtenant may request written changes in design to the Tenant Improvements. Landlord agrees that so long as Subtenant agrees to pay any increased costs associated with such requested changes, Landlord will agree not to unreasonably withhold consent to the same, provided further that such changes do not conflict with Master Lease or any Law; any reduction in price resulting from such changes shall likewise reduce the fixed price.


         2. SUBTENANT ALLOWANCE. Subtenant is hereby given an allowance of Twenty Dollars ($20.00) per square foot of Rentable Area in the Premises ("Subtenant Allowance"), excluding 5,695 square feet of areas to be improved by Landlord as part of Core and Shell Design so that the Subtenant allowance shall be $2,226,160.00. To the extent that the fixed price for the cost of construction of the Tenant Improvements is in excess of the Subtenant Allowance, Subtenant will pay to Landlord such excess sum for Tenant Improvements completed on the Commencement Date within thirty (30) days after the Commencement Date; provided, Subtenant shall pay to Landlord such excess sums for Tenant Improvements later completed by Landlord within 30 days of the final completion thereof by Landlord. If the Subtenant Allowance is more than the fixed price to construct the Tenant Improvements (as such fixed price may adjust as a result of change orders), any excess Subtenant Allowance will be paid to Subtenant within thirty (30) days after the Commencement Date.

         E. MASTER LEASE. This Sublease is, and shall at all times be, subject and subordinate in priority to the terms of that certain Lease Agreement dated as of June 25, 1999 (the "Master Lease") by and between Landlord and the County of Allegheny, a political subdivision of the Commonwealth of Pennsylvania (the "County"), assigned by the County to the Allegheny County Airport Authority (the "Authority"). This Sublease shall be subordinate to the Master Lease, subject, however, to the benefits conferred upon Subtenant under the Estoppel Letter and Non-Disturbance Agreement in the form attached or to be attached as Exhibit D hereto and to be signed by the Authority and the parties hereto. Nothing herein shall obligate Subtenant to perform any of the obligations or liabilities of Landlord, as Lessee, under the Master Lease; Landlord hereby agrees to perform all the obligations of Lessee under the Master Lease.


                            3. TERM AND COMMENCEMENT

         A. TERM AND CONFIRMATION. The term ("Term") of this Sublease shall commence on the Commencement Date and end on the Expiration Date, unless sooner terminated as provided herein, subject to adjustment as provided below and the other provisions hereof. If the Commencement Date is advanced or postponed as provided below, the Expiration Date set forth in Article 1 shall be similarly changed to end on the last day of the month in which the tenth anniversary of the Commencement Date occurs. Subtenant and Landlord shall execute a confirmation of the Commencement Date and Expiration Date and other matters in such form as either may reasonably request within ten (10) days after requested; any failure to respond within such time shall be deemed an acceptance of the matters as set forth in such party's confirmation.


         B. COMMENCEMENT. Notwithstanding the dates set forth in Sections 1B and C above, the Commencement Date, Rent and Subtenant's other obligations shall commence on such date as (i) Landlord substantially completes Improvements to the Premises and the Property required under this Sublease to an extent that Subtenant is able to occupy the Premises (including all utilities and mechanicals being connected and in working order), and Landlord delivers possession thereof, together with all occupancy certificates required for Subtenant to occupy the Premises or (ii) Subtenant, with Landlord's written permission, otherwise commences occupying the Premises. If Subtenant commences occupancy of a portion of the Premises, the Rent and Subtenant's other obligations shall be so advanced with respect to such portion (and fairly prorated based on the rentable square footage involved), but in no event shall Subtenant be obligated to accept less than the whole Premises unless such portion delivered for occupancy is at least 2/3 of all the Premises, such portion is substantially complete, including the applicable Tenant Improvements and such portion is fully usable by Subtenant for Subtenant's intended uses (including availability of elevators, utilities, and mechanicals, parking and other amenities). Further, Subtenant shall not be required to accept possession of the Premises, or any part thereof prior to November 1, 2002. Notwithstanding delivery of possession of a portion of the Premises to Subtenant, but not all of the Premises and commencement of payment of Rent with respect to such portion of the Premises, the Commencement Date shall not be deemed to occur, or the term of this Sublease shall not begin, in any event until (i) above occurs as to all the Improvements. During any period that Subtenant shall be permitted to enter the Premises prior to the Commencement Date other than to occupy the same (e.g., to perform alterations or improvements), Subtenant shall comply with all terms and provisions of this Sublease, except those provisions requiring the payment of Base Rent. Landlord shall permit early entry, so long as the Premises are legally available, Subtenant's entry and/or work will not unreasonably interfere with Landlord's Work required under this Sublease, and Subtenant is in compliance with the other provisions of this Sublease, including the insurance requirements under Article 10.

         C. COMMENCEMENT DELAYS. The Commencement Date, Rent and Subtenant's other obligations shall be postponed to the extent Subtenant is unable to occupy the Premises because Landlord fails: (i) to substantially complete any improvements to the Premises required to be performed by Landlord under this Sublease or (ii) to deliver possession of the Premises for any other reason, except to the extent that Subtenant, its contractors, agents or employees in any way contribute to either such failures.

         D. ARCHITECT AGREEMENT. Landlord acknowledges that performance by Subtenant of its obligations under that Agreement between Owner and Architect dated August 6, 2001, ("Architect Agreement") including entry to the Premises and work thereon will not be deemed possession or occupancy of the Premises by Subtenant hereunder.

         E.       OPTION TO EXTEND.

         1. Subtenant is hereby granted the option to extend the term of this Sublease for two (2) additional periods of five (5) years each (each such five (5) year period shall be referred to herein as an "Extension Term"). Each Extension Term shall be upon the same terms and conditions of this Sublease, except that Base Rent shall be the then fair market rental value of the Premises as determined pursuant to paragraph 2 below. To exercise either or both options, Subtenant must not be in Default at the time it exercises an option and must give written notice (the "Extension Notice") to Landlord that Subtenant is exercising the option at least fifteen (15) months before the end of the initial Term or the then current Extension Term, as the case may be.


         2. EXTENSION TERM RENT. The Base Rent during the Extension Term ("Extension Term Rent") shall be the then fair market rental value of the Premises (the "Market Rent") less nine (9) cents per square foot (or approximately $10,530 annually and approximately $877.50 monthly). For purposes hereof, the Market Rent shall mean the amount that a landlord under no compulsion to lease the Premises and a tenant under no compulsion to lease the Premises would determine as rents (including initial monthly rent and rental increases) for the Extension Term, as of the commencement of the Extension Term, taking into consideration the quality, size, design, and location of the Premises, the rent for comparable premises located in the Coraopolis, Pennsylvania area and tenant inducements, such as rent abatements and improvement allowances, then available in such area. Landlord and Subtenant shall have thirty (30) days after Subtenant gives the Extension Notice to agree upon the Market Rent and the Extension Term

Rent. If Landlord and Subtenant are unable to agree upon the Market Rent and the Extension Term Rent within said thirty (30) day period, then within ten (10) days after the expiration of the said thirty (30) day period, Landlord and Subtenant will each appoint a real estate appraiser with at least five (5) years' full-time commercial/office appraisal experience in the Pittsburgh, Pennsylvania area to appraise the Market Rent. Each party shall bear the fee of its own appraiser. If either Landlord or Subtenant does not appoint an appraiser within ten (10) days after the other has given notice of the name of its appraiser, the single appraiser appointed will be the sole appraiser and will set the Market Rent. If two appraisers are appointed pursuant to this paragraph, they will meet promptly and attempt to set the Market Rent. If they are unable to agree within thirty (30) days after the second appraiser has been appointed, they will appoint a third appraiser meeting the qualifications stated in this paragraph within ten (10) days after the last day the two appraisers are given to set the Market Rent. Landlord and Subtenant will bear one-half (1/2) of the third appraiser's fee. The third appraiser must be a person who has not previously acted in any capacity for either Landlord or Subtenant. Within thirty
(30) days after the selection of the third appraiser, a majority of the appraisers will set the Market Rent. If a majority of the appraisers are unable to set the Market Rent within thirty (30) days after selection of the third appraiser, the three appraisals will be averaged and the average will be the Market Rent. Once Market Rent is determined, the applicable Extension Term Rent will then be calculated in accordance with the formula above. Notwithstanding anything to the contrary herein, Subtenant may elect to rescind the exercise of its option to extend the term of Sublease if the Market Rent and Extension Term Rent as determined in accordance herewith are unacceptable to it upon written notice to Landlord of such rescission within ten (10) business days after receipt by Subtenant of written notice of the applicable Market Rent and Extension Term Rent for the proposed Extension Term.

                        4. BASE RENT AND ADDITIONAL RENT

         A. BASE RENT. Subtenant shall pay Landlord the monthly Base Rent set forth in Article 1 in advance on or before the first day of each calendar month during the Term; provided, Subtenant shall pay Base Rent for the first full calendar month for which Base Rent shall be due (and any initial partial month) when Subtenant executes this Sublease.

         B. TAXES AND EXPENSES. Subtenant shall pay Landlord Subtenant's Share of Taxes and Expenses in excess of the amounts of Taxes and Expenses respectively for the Base Tax Year and Base Expense Year in the manner described below. The foregoing capitalized terms shall have the meanings specified therefor in Articles 1 and 32.

         C.       PAYMENTS.  Subtenant shall pay such amounts as follows:

                  (i) For each year after the respective Base Expense Year, Landlord may reasonably estimate in advance the amounts Subtenant shall owe for Expenses for any full or partial subsequent calendar year of the Term. In such event, Subtenant shall pay such estimated amounts, on a monthly basis, on or before the first day of each calendar month, together with Subtenant's payment of Base Rent. Such estimate may be reasonably adjusted from time to time by Landlord, including adjustments to reflect the final Tax bills each year.

                  (ii) Within 120 days after the end of the respective Base Expense Year and each Expense Year thereafter, or as soon thereafter as practicable, Landlord shall provide a statement (the "Statement") to Subtenant showing: (a) the amount of actual Expenses for such twelve
         (12) month period, with a listing of amounts for major categories of Expenses, (b) any amount paid by Subtenant towards Expenses during such twelve (12) month period on an estimated basis, and (c) any revised estimate of Subtenant's obligations for Expenses for the current twelve
         (12) month period.

                  (iii) If the Statement shows that Subtenant's estimated payments were less than Subtenant's actual obligations for Expenses for such twelve (12) month period, Subtenant shall pay the difference within twenty (20) days after Landlord sends the Statement.

                  (iv) If the Statement shows an increase in Subtenant's estimated payments for the current twelve (12) month period, Subtenant shall: (a) pay the difference between the new and former estimates for the period from the beginning of such twelve (12) month period through the month in which the Statement is sent within twenty (20) days after Landlord sends the Statement, and (b) thereafter pay the new estimated amount until Landlord further revises such estimated amount.

                  (v) If the Statement shows that Subtenant's estimated payments exceeded Subtenant's actual obligations for Expenses, Landlord shall credit the difference against payment of Rent next due. If the Term shall have expired and no further Rent shall be due, Landlord shall provide a refund of such difference at the time Landlord sends the Statement.

                  (vi) Landlord reserves the right to reasonably change, from time to time, the manner or timing of Subtenant's payments for Expenses but not more often than once in any Lease Year. In lieu of providing one Statement covering all such items, Landlord may provide separate statements, at the same or different times.

                  (vii) Subtenant shall pay Subtenant's Share of Taxes within twenty (20) days after receipt of a statement from Landlord (including a copy of the tax bill) showing the amount of Taxes owing in excess of the Taxes owing and payable for the Base Tax Year and Subtenant's Share thereof. Landlord shall also provide to Subtenant within sixty (60) days after the end of the Base Tax Year, a statement of the Taxes payable or owing for the Base Tax Year, together with copies of the tax bills therefor.

         D. FISCAL YEARS AND TAX YEARS. If Landlord now or hereafter uses a non-calendar fiscal year: (i) all references to calendar years herein shall refer to such fiscal years, (ii) all references to January 1 and December 31 herein shall refer, respectively, to the first and last days of such fiscal years as the context requires, and (iii) if Landlord changes fiscal years, Landlord shall make appropriate prorations such that Subtenant's obligations hereunder are not adversely affected thereby. Subject to Paragraph F below, Landlord shall include in Taxes each year hereunder: (a) in general, the amounts levied, assessed or imposed for such year and paid in such year, (b) for personal property taxes, the amounts paid during such year, and (c) for Taxes paid in installments over more than one year, the amounts paid each year, and any interest thereon (so long as the payment is not a result of the acts of Landlord). If any taxing authority uses a fiscal year other than a calendar year, Landlord may elect from time to time, consistent with sound accounting and management practices, to require payments by Subtenant based on: (x) amounts payable during each calendar year without regard to such fiscal years, (y) amounts payable during each calendar year, averaging the bills for each calendar year based on the number of days or months of such calendar year included in each fiscal tax year, or (z) amounts payable during each fiscal tax year.

         E. TAX REFUNDS, PROTEST COSTS, AND EXPENSE ADJUSTMENTS FOR PRIOR YEARS. Landlord shall each year: (i) credit against Taxes any refunds received during such year, (ii) include, in either Taxes or Expenses, any reasonable fees for attorneys, consultants and experts, and other costs paid during such year in attempting to protest, appeal or otherwise seek to reduce or minimize Taxes, whether or not successful, (iii) credit against Expenses the cost of any item previously included in Expenses, to the extent that Landlord receives reimbursement from insurance proceeds or a third party during such year (excluding tenant payments for Taxes and Expenses), and (iv) make any other appropriate changes to reflect adjustments to Taxes or Expenses for prior years, regardless of whether Landlord uses an accrual system of accounting for other purposes.

         F. PRORATIONS. If the Term commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, the Base Rent and any other amounts payable on a monthly basis shall be prorated on a per diem basis for such partial calendar months. If the Term commences other than on January 1, or ends other than on December 31, Subtenant's obligations to pay amounts towards Taxes and Expenses for such first or final calendar years shall be prorated on a per diem basis to reflect the portion of such years included in the Term.

         G. PAYMENTS AFTER SUBLEASE TERM ENDS. Subtenant's obligations to pay its share of Taxes and Expenses (or any other amounts) accruing during, or relating to, the period prior to expiration or earlier termination of this Sublease, shall survive such expiration or termination. Landlord may reasonably estimate all or any of such obligations within a reasonable time before, or anytime after, such expiration or termination. Subtenant shall pay the full amount of such estimate, and any additional amount due after the actual amounts are determined, in each case within twenty (20) days after Landlord sends a statement therefor. If the actual amount is less than the amount Subtenant pays as an estimate, Landlord shall refund the difference within twenty (20) days after such determination is made.

         H. LANDLORD'S ACCOUNTING PRACTICES AND RECORDS. Landlord shall maintain records respecting Taxes and Expenses and determine the same in accordance with sound accounting and management practices. Subject to the other provisions of this Article, Landlord may from time to time use a full accrual system of accounting, or a modified cash basis of accounting with appropriate accrual adjustments to ensure that each year includes substantially the same major recurring items. Unless Subtenant takes exception by notice to Landlord within 180 days after Landlord provides any Statement to Subtenant, such Statement shall be considered final and binding on Subtenant (except as to additional Expenses or Taxes not then known or omitted by error). Pending resolution of any such exceptions, Subtenant shall pay Subtenant's Share of Taxes and Expenses in the amounts shown on such Statement, subject to credit, refund or additional payment after any such exceptions are resolved.

         Landlord shall permit Subtenant or Subtenant's duly authorized agent, during the Term and for a period of one (1) year following the expiration or earlier termination of this Sublease, to: (i) examine, during normal business hours and upon forty-eight (48) hours notice, any of Landlord's records related to the calculation of Taxes and Expenses as required in this Section 4(H); and
(b) at any time after seven (7) days prior written notice to Landlord of its intention to do so, but not more than once every lease year respectively for Taxes and for Expenses, cause to be made a complete audit of Landlord's records of Taxes and/or Expenses, respectively, for any lease year. Any audit as described in this Section 4(H) shall be at Subtenant's expense except that if such audit discloses that actual Taxes and/or Expenses for any lease year exceeded by more than five percent (5%) of the amount reported to Subtenant, then the cost of such audit shall be paid by Landlord and Subtenant will be credited the amount overpaid in the next months Base Rent or be refunded to Subtenant, if after expiration of this Sublease.

         I. BASE YEAR ADJUSTMENTS. If Taxes for the Base Tax Year are reduced as the result of protest, or by means of agreement, or as the result of legal proceedings or otherwise, Landlord shall adjust Subtenant's obligations for Taxes in all years following the Base Tax Year, and Subtenant shall pay Landlord within thirty (30) days after notice any additional amount required by such adjustment for any such years or portions thereof that have theretofore occurred. Provided, if the Taxes for the Base Tax Year are contested, Landlord also agrees to contest, and to diligently prosecute such contest, the Taxes assessed for any subsequent years through and including the year in which final determination of the Taxes for the Base Tax Year is rendered. Landlord shall exclude from Base Year Expenses any non-recurring items, including capital expenditures. If Landlord eliminates from any subsequent year Expenses a recurring category of expenses previously included in Base Year Expenses (and which Expense is not otherwise picked up in a new or other existing category of Expense), Landlord may subtract such category from Base Year Expenses commencing with such subsequent year.

         J. CONTEST OF TAXES. If Subtenant desires to contest any ad valorem assessment or the validity or amount of any Tax and gives Landlord written notice of this intention, then Subtenant may join with Landlord in contesting such Taxes or assessments or if Landlord refuses to contest such Tax assessment, Subtenant may at its sole cost and expense contest the assessment or Tax without being in default hereunder.

         K. GENERAL PAYMENT MATTERS. Base Rent, Taxes, Expenses, and any other amounts which Subtenant is or becomes obligated to pay Landlord under this Sublease or other agreement entered in connection herewith, are sometimes herein referred to collectively as "Rent," and all remedies applicable to the non-payment of rent shall be applicable thereto. Rent shall be paid in good funds and legal tender of the United States of America. Subtenant shall pay Rent without any deduction, recoupment, set-off, counterclaim or defense, except as may otherwise be set forth herein. Rent obligations hereunder are independent covenants. A delay by Landlord in providing the Statement (or separate statements) which extends beyond twenty-four (24) months after the expiration of such Tax Year or Expense Year shall be deemed a waiver of Landlord's right to require payment of Subtenant's obligations for actual or estimated Taxes or Expenses. In no event shall a decrease in Taxes or Expenses ever decrease the monthly Base Rent or give rise to a credit against Base Rent in favor of Subtenant. During the period that Subtenant is in Default hereunder, Landlord may apply payments received from Subtenant to any obligations of Subtenant then accrued, without regard to such obligations as may be designated by Subtenant.

                               5. QUIET ENJOYMENT

         Landlord agrees that if Subtenant timely pays the Rent and performs the terms and provisions hereunder, Subtenant shall hold the Premises during the Term, free of lawful claims by any party acting by or through Landlord, subject to any Mortgages and to all other terms and provisions of this Sublease and of the Master Lease. Landlord represents that on the date hereof no mortgage or judgment currently encumbers the Property. Landlord's liability under this covenant shall cease upon the conveyance or other transfer of the Property.


         Landlord agrees that, within ninety (90) days of the date hereof, it shall obtain, at Landlord's cost and expense, (i) as to any Mortgage(s) now existing made covering the Premises, a non-disturbance agreement from the holder of such Mortgage, and (ii) as to the Master Lease, a non-disturbance agreement from the Authority, which shall provide that so long as Subtenant is not in default beyond expiration of any grace period in its obligations under this Sublease, its possession of the Premises will not be disturbed during the Term, it being covenanted and agreed by Subtenant that the holder of any Mortgage (the "Holder"), or anyone claiming by, through or under said Holder or the Authority shall not be (i) liable for any act or omission of any prior landlord (including Landlord), (ii) subject to any offsets or defenses which Subtenant might have against any prior landlord (including Landlord), or (iii) bound by any fixed rent, Base Rent or other charges which Subtenant might have paid for more than thirty (30) days in advance to a prior landlord (including Landlord) other than the initial monthly rent and any other sums paid on execution hereof, or (iv) bound by any material modification of this Sublease made without the consent of such Holder or the Authority. The inability of Landlord to obtain such agreement shall not be deemed a default on Landlord's part of its obligations hereunder, or impose any claim in favor of Subtenant against Landlord by reason thereof, or affect the validity of this Sublease. In the event such a non-disturbance and attornment is not obtained and delivered to Subtenant within said ninety days, Subtenant may, upon fifteen (15) days notice, terminate this Lease and all payments previously paid by Subtenant hereunder are to be returned to Subtenant.



                            6. UTILITIES AND SERVICES


         A. From the date Landlord's Work in the Premises is substantially completed and delivery of possession thereof to Subtenant, Subtenant agrees to pay for all utility services rendered or furnished to the Premises including heat, gas, water, electricity, sprinkler charges assessed by any governmental authority, fire line charges, sewer rental, sewage treatment facilities charges and the like, together with all taxes levied or other charges on such utilities and governmental charges based on utility consumption. Said utility services shall be provided directly to the Premises by the local utility company. All utilities shall be separately metered or assessed. All utility options available to Landlord shall be made available to Subtenant, including, but not limited to, the rights provided under the natural gas service agreement with Dominion Peoples for the Airside Business Park, and Landlord agrees not to terminate, modify or decline not to extend any such agreements or options with reference to services to the Premises without the consent of Subtenant, which consent shall not be unreasonably withheld, delayed or conditioned.

         B. In no event shall Landlord be liable for the quality, quantity, failure or interruption of utility services to the Premises, unless resulting from the negligence or wrongful acts or omissions of Landlord, its agents, employees or contractors.

         C. As a part of the Landlord's Improvements to be constructed prior to delivery of possession of the Premises to Subtenant, Landlord shall pay for any water meter, security deposit for same, and any tap-in fees, connection fees or assessments levied by the water or sewer utility company or any other utility authority which services the Premises.

         D. ADDITIONAL UTILITIES AND SERVICES. Landlord shall not be responsible for inadequate air-conditioning or ventilation whenever the use or occupancy of the Premises exceeds the normal capacity or design loads of, affects the temperature or humidity otherwise maintained by, or otherwise adversely affects the operation of, the Systems and Equipment for the Property, whether due to items of equipment or machinery generating heat, above normal concentrations of personnel or equipment, alterations to the Premises made by or through Subtenant without balancing the air or installing supplemental HVAC equipment. Without limiting the generality of the foregoing, Landlord shall not be responsible for inadequate air conditioning or ventilation to the extent that the same occurs because Subtenant, without providing adequate air conditioning and ventilation: (i) uses or permits the use of any item, or concentrated group, of equipment consuming more than 500 watts in the aggregate at rated capacity, or (ii) occupies or permits the Premises to be occupied with concentrations of personnel greater than one person per 200 usable square feet. In any such case, Landlord may elect to balance the air, install, operate, maintain and replace such supplemental HVAC equipment during the Term, at Subtenant's request and expense, as an extra utility or service (or require that Subtenant arrange for the same as Work under Article 9). Landlord shall seek to provide such extra utilities or services as Subtenant may from time to time request, if the same are reasonable and feasible for Landlord to provide and do not involve modifications or additions to the Property or existing Systems and Equipment, and if Landlord shall receive Subtenant's request within a reasonable period prior to the time such extra utilities or services are required. Subtenant shall pay, for any extra utilities or services, such standard charges as shall from time to time be established, Landlord's out-of-pocket costs for architects, engineers, consultants and other parties relating to such extra utilities or services, and a fee equal to ten percent (10%) of such costs. All payments for such extra utilities or services shall be due at the same time as the installment of Base Rent with which the same are billed, or if billed separately, shall be due within ten (10) days after such billing.

         E. INTERRUPTIONS AND CHANGES. Except to the extent resulting from the gross negligence or wrongful acts or omissions of the Landlord, its agents, employees or contractors, Landlord shall have no liability for interruptions, variations, shortages, failures, changes in quality, quantity, character or availability of any utilities or services caused by repairs, maintenance, replacements, alterations (including any freon retrofit work), labor controversies, accidents, inability to obtain services, utilities or supplies, governmental or utility company acts or omissions, requirements, guidelines or requests, or other causes beyond Landlord's reasonable control (or under any circumstances with respect to utilities or services not required to be provided by Landlord hereunder). Under no circumstances whatsoever, except to the extent resulting from the gross negligence or wrongful acts or omissions of the Landlord, its agents, employees or contractors, shall any of the foregoing be deemed an eviction or disturbance of

Subtenant's use and possession of the Premises or any part thereof, serve to abate Rent, or relieve Subtenant from performance of Subtenant's obligations under this Sublease. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damages in connection with the foregoing events, except to the extent resulting from the gross negligence or wrongful acts or omissions of the Landlord, its agents, employees or contractors. Nevertheless, in any such events after receiving notice, Landlord shall use reasonable efforts to restore such utilities or services required to be provided hereunder to reasonable levels.


                     7. USE, COMPLIANCE WITH LAWS, AND RULES

         A. USE OF PREMISES. Subtenant shall use the Premises only for the permitted use identified in Article 1, and no other purpose whatsoever, subject to the other provisions hereof and of this Sublease. Notwithstanding anything to the contrary contained in this Sublease, Subtenant shall not use or permit the Premises to be used for any use which would be in violation of applicable Laws or as a: (i) political party or social-welfare office, (ii) multi-party "executive" or "legal" suite type offices for persons other than Subtenant, its affiliates and subsidiaries and their respective employees, or (iii) vehicle sales, loan or "finder" service.


         B. LAWS AND OTHER REQUIREMENTS. Subtenant shall not use or permit within the Premises anything that will: (i) violate the requirements of Landlord's insurers, the American Insurance Association, or any board of underwriters, (ii) cause a cancellation of Landlord's policies, impair the insurability of the Property, or increase Landlord's premiums (any such increase shall be paid by Subtenant without such payment being deemed permission to continue such activity or a waiver of any other remedies of Landlord), or (iii) violate the certificates of occupancy issued for the Premises or the Property, or any other covenants, conditions or restrictions affecting the Property at any time. Landlord hereby warrants and agrees that the use of the Premises set forth in Article 1 are permitted and will not violate the terms and provisions of this section of the Sublease. Subtenant shall comply with all Laws relating to the Subtenant's specific use of the Premises and Property, including Laws governing Hazardous Materials as described in Article 30, and Disabilities Acts. Landlord shall be responsible for compliance with all Laws relating to the Premises and the Property and the general use and operation thereof (and not specifically to be complied with by Subtenant hereunder) and will promptly perform the same. Subtenant's obligations to comply with Laws shall be limited to the following arising after the Commencement Date, each of which is to be at Subtenant's sole cost and expense: (a) with the exception of any certificate of occupancy, obtaining all permits, licenses, certificates and approvals to conduct its business in the Premises, or any necessary waivers or variances, without thereby subjecting Landlord, the Property or other occupants to any costs, requirements, liabilities or restrictions, (b) any work to or for the Premises (or any systems or equipment exclusively serving the Premises, including any freon retrofitting work for such exclusive systems and equipment) required by Laws as a result of the specific use of the Premises by Subtenant, and (c) any work outside the Premises (if Landlord permits such work) required by Laws based on Subtenant's specific use of, or work within, the Premises, whether any such work is deemed structural, involves a capital expenditure or results in a benefit extending beyond the Term. Any work hereunder shall be deemed "Work" subject to Article 9.

         C. RULES. Subtenant shall comply with the Rules set forth in Rider One attached hereto (the "Rules"). Landlord shall have the right, by notice to Subtenant or by posting at the Property, to reasonably amend such Rules and supplement the same with other reasonable Rules relating to the Property, or the promotion of safety, care, efficiency, cleanliness or good order therein. Nothing herein shall be construed to give Subtenant or any other Person any claim, demand or cause of action against Landlord arising out of the violation of such Rules by any other tenant or visitor of the Property, or out of the enforcement, modification or waiver of the Rules by Landlord in any particular instance, but Landlord agrees to enforce all Rules uniformly within the Property.

                           8. MAINTENANCE AND REPAIRS

         Except for casualty damage to be repaired by Landlord under Article 11, or otherwise to be performed by Landlord under this Sublease, Subtenant shall keep and maintain (or cause to be kept and maintained) the Premises in good and sanitary condition, working order and repair, in compliance with all applicable Laws as described in Article 7, and as required under other provisions of this Sublease, including the Rules (including any carpet and other flooring material, paint and wall-coverings, doors, windows, ceilings, interior surfaces of walls, lighting (including lamps, bulbs, ballasts and starters), plumbing and other fixtures, alterations, improvements, systems and equipment in or exclusively serving the Premises whether installed by Landlord or Subtenant). In the event that any repairs, maintenance or replacements are required, Subtenant shall promptly notify Landlord and arrange for the same either: (i) through Landlord for such reasonable charges as Landlord may establish from time to time, payable within ten (10) days after billed, or (ii) at Landlord's option, by engaging such contractors as Landlord shall first designate or approve in writing to perform such work, all in a first class, workmanlike manner approved by Landlord in advance in writing and otherwise in compliance with Article 9 respecting "Work". Subtenant shall promptly notify Landlord concerning the necessity for any repairs or other work hereunder, and upon completion thereof., Subtenant shall pay Landlord for any repairs, maintenance and replacements to areas of the Property outside the Premises, caused as a result of moving any furniture, fixtures, or other property to or from the Premises. Except as provided in the preceding sentence, or for damage covered under Article 11, Landlord shall keep the common areas of the Property in good and sanitary condition, working order and repair (the cost of which shall be included in Expenses).


                            9. ALTERATIONS AND LIENS

         A. ALTERATIONS AND APPROVAL. Subtenant shall not make any structural additions, changes, alterations or improvements to the Premises or changes to Systems and Equipment serving the Premises (all such work is referred to collectively herein as the "Work"), without the prior written consent of Landlord. Installation of fixtures, equipment or other items to the Premises or painting or nonstructural changes costing less than fifteen thousand ($15,000.00) dollars made prior to the last year of the Sublease Term will not require the consent of the Landlord. Landlord shall not unreasonably withhold consent, except that Landlord reserves the right to withhold consent in Landlord's sole, but reasonable, discretion for Work affecting the structure, safety or security of the Property or Premises, the Systems and Equipment, or the appearance of the Premises from any common or public areas. In seeking approval, Subtenant shall provide Landlord with notice of whether the Work will involve or affect any Hazardous Materials, whether such materials are customary and usual based on standard industry practices, and all other material details relating thereto.

         B. APPROVAL CONDITIONS. Landlord reserves the right to impose requirements as a condition of such consent or otherwise in connection with the Work, including requirements that Subtenant: (i) use parties contained on Landlord's approved list (if reputable and available on commercially reasonable terms) or submit for Landlord's prior written approval the names, addresses and background information concerning all architects, engineers, contractors, subcontractors and suppliers Subtenant proposes to use, (ii) submit for Landlord's written approval detailed plans and specifications prepared by licensed and competent architects and engineers, (iii) obtain and post permits,
(iv) provide bonds, additional insurance, cash deposit of the total amount required to pay for the Work (including plans, specifications, engineering and other lienable costs, and Landlord's fee described below) for Landlord to release or apply as the Work is properly completed or other evidence satisfactory to Landlord, in its reasonable discretion, of the availability to Subtenant of sufficient funds to pay for the Work and lien waivers, affidavits and other documentation satisfactory to Landlord in its reasonable discretion are submitted, (v) submit architect, engineer, contractor, subcontractor and supplier affidavits of payment and recordable lien waivers in compliance with the Laws of the Commonwealth of Pennsylvania, (vi) use union labor (if Landlord uses union labor), (vii) permit Landlord or its representatives to inspect the Work at reasonable times, and (viii) comply with such other requirements as Landlord may reasonably impose concerning the manner and times in which such Work shall be done. Landlord may require that all Work be performed under Landlord's supervision, and Landlord reserves the right to designate the architects, engineers, contractors, subcontractors and suppliers who will design and perform all Work and supply all materials affecting the Systems and Equipment or structure of the Property. If Landlord consents, inspects, supervises, recommends or designates any architects, engineers, contractors, subcontractors or suppliers, the same shall not be deemed a warranty as to the adequacy of the design, workmanship or quality of materials, or compliance of the Work with the plans and specifications or any Laws. All consents and approvals by Landlord will not be unreasonably withheld, delayed or conditioned and Landlord consents to use by Subtenant of any affiliated or subsidiary entity to perform such work.

         C. PERFORMANCE OF WORK. All Work shall be performed: (i) in a thoroughly first class, professional and workmanlike manner, (ii) only with materials that are new, high quality, and free of material defects, (iii) substantially in accordance with plans, specifications, parties and other matters approved or designated by Landlord in advance in writing, (iv) not to materially adversely affect the Premises, the Systems and Equipment or the Property, (v) diligently to completion and so as to avoid any unreasonable disturbance, disruption or inconvenience to other tenants and the operation of the Property, and (vi) in compliance with all Laws, the Rules and other provisions of this Sublease, and such other requirements as Landlord may impose concerning the manner and times in which such Work shall be done. Any floor, wall or ceiling coring work or penetrations or use of noisy or heavy equipment which may interfere with the conduct of business by other tenants at the Premises shall, at Landlord's option, be performed at times other than Landlord's normal business hours (at Subtenant's sole cost). If Subtenant fails to perform the Work as required herein or the materials supplied fail to comply herewith or with the specifications approved by Landlord, and Subtenant fails to cure such failure within seven (7) days after notice by Landlord (except notice shall not be required in emergencies), Landlord shall have the right to stop the Work until such failure is cured (which shall not be in limitation of Landlord's other remedies and shall not serve to abate the Rent or Subtenant's other obligations under this Sublease). Upon completion of any Work hereunder, Subtenant shall provide Landlord with "as built" plans, copies of all construction contracts, and proof of payment for all labor and materials.

         D. LIENS. Nothing contained in this Sublease shall be construed as a consent on the part of the Landlord to subject the estate of the Landlord or the County to liability under the Mechanic's Lien Law of the Commonwealth of Pennsylvania, for work done by or on behalf of Subtenant, it being expressly understood that the Landlord's or the County's estate shall not be subject to such liability. Subtenant shall strictly comply with The Mechanic's Lien Law of 1963 of the Commonwealth of Pennsylvania as set forth in 49 P.S. ss. 1301 et. seq., or any successor statute. In the event that a mechanics' lien claim of lien is filed against the Property in connection with any work performed by or on behalf of the Subtenant, the Subtenant shall satisfy or bond such claim, or shall deposit a sum equal to one hundred twenty-five percent 125% of the claim with the Landlord, within thirty (30) days from the date of filing. In the event that the Subtenant fails to satisfy, bond or deposit such sums within said thirty (30) day period, the Landlord may, but shall not be obligated to, do so and thereafter charge the Subtenant, as additional rent, all costs incurred by Landlord in connection with satisfaction of such claim, including reasonable attorneys' fees and interest at the Default Rate. Further, the Subtenant agrees to indemnify, defend and save the Landlord harmless from and against any damages or loss incurred by the Landlord as a result of any such mechanics' claim of lien including but not limited to reasonable attorney fees and costs. If so requested by the Landlord, the Subtenant shall execute a "No-Lien Agreement," which may, in the Landlord's discretion, be recorded in the Office of the Prothonotary of Allegheny County, Pennsylvania for the purpose of protecting the Landlord's estate from mechanics' claims of lien, as provided in 49 P.S. ss. 1402. This Section shall survive the termination of this Sublease.

         E. REMOVAL OF WORK UPON TERMINATION OF SUBLEASE. All Work hereunder shall remain or be removed from the Premises upon expiration or earlier termination of this Sublease to the extent required under Article 23.

         F. LANDLORD'S FEES AND COSTS. Subtenant shall pay Landlord a fee for reviewing, scheduling, monitoring, supervising, and providing access for or in connection with the Work, in an amount equal to five percent (5%) of the total cost of the Work (including costs of plans and permits therefor), and Landlord's out-of-pocket costs, including any costs for security, utilities, trash removal, temporary barricades, janitorial, engineering, architectural or consulting services, and other matters in connection with the Work, payable within fifteen (15) days after billed.


                       10. INSURANCE AND WAIVER OF CLAIMS

         A. REQUIRED INSURANCE. Subtenant shall maintain at its expense during the Term with respect to the Premises and Subtenant's use thereof and of the Property:

                  (i) Worker's Compensation Insurance in the amounts required by statute, and Employer Liability Insurance in at least the following amounts: (a) Bodily Injury by

         Accident - $500,000 per accident, (b) Bodily Injury by Disease - $500,000 per employee, and (c) Aggregate Limit - $1,000,000 per policy year.

                  (ii) Property Damage Insurance for the protection of Subtenant and Landlord, as their interests may appear, covering any alterations or improvements in excess of any work provided by Landlord under this Sublease, Subtenant's personal property, business records, fixtures and equipment, and other insurable risks in amounts not less than the full insurable replacement cost of such property and full insurable value of such other interests of Subtenant, with coverage at least as broad as the most recent editions published by Insurance Services Office, Inc. or any successor organization ("ISO"), of: (a) Subtenant Improvements and Personal Property Coverage, (b) Business Income Coverage Form (CP0030), covering at least one year of anticipated income, (c) Causes of Special Loss Form (CP1030), and (d) Sprinkler Leakage - Earthquake Extension (CP1039).

                  (iii) Commercial General Liability Insurance ("CGL") at least as broad as the most recent ISO edition of Commercial General Liability Coverage Form (CG0001) with limits of at least the following amounts: (a) Death or Bodily Injury - $2,000,000, (b) Property Damage or Destruction (including loss of use thereof) - $1,000,000, (c) Products/Completed Operations - $1,000,000, (d) Personal or Advertising injury - $1,000,000, (e) Each Occurrence Limit - $2,000,000, and (f) General Aggregate Limit - $2,000,000 per policy year (and $1,000,000 in excess coverage). Such policy shall include endorsements, subject to the terms of the policies: (1) for contractual liability covering Subtenant's indemnity obligations under this Sublease, and (2) adding Landlord, the management company for the Property, and other parties designated by Landlord, as Additional Insureds, on a form at least as broad as the most recent edition of Additional Insured - Manager or Lessor of Premises Endorsement Form (CG2011) published by ISO.

         B. During the Sublease term, Landlord shall maintain in full force the following insurance at Landlord's sole expense:

         (a) Commercial general liability insurance at least as broad as the most recent ISO edition of Commercial General Liability Coverage Form (CGT001) with limits of at least the following amounts: (a) Death or Bodily Injury - $1,000,000, (b) Property Damage or Destruction (including loss of use thereof) - $1,000,000 (c) Products/Completed Operations - $1,000,000, (d) Personal or Advertising injury - $1,000,000, (e) Each Occurrence Limit - $1,000,000, and (f) General Aggregate Limit - $1,000,000 per policy year (and $5,000,000 in excess coverage). Such policy shall include endorsements, such to the terms of the policies: (1) for contractual liability covering Landlord's indemnity obligations under this Sublease, and (2) adding Subtenant as an additional insured.

         (b) All risk property damage insurance including a standard extended coverage endorsement issued by one or more insurance carriers covering the Premises to the extent of their full replacement value exclusive of foundation and excavation costs. All proceeds of such insurance applicable to the Premises shall be applied to the restoration of the Premises as required by this Sublease.

         C. CERTIFICATES, SUBROGATION AND OTHER MATTERS. Subtenant and Landlord shall provide to the other certificates evidencing the coverage required hereunder prior to the Commencement Date, or Subtenant's entry to the Premises for construction of improvements or any other purpose (whichever first occurs). Such certificates shall: (i) be on ACORD Form 27 or such other form approved or required by the other party, (ii) state that such insurance coverage may not be canceled or non-renewed without at least thirty (30) days' prior written notice to the other, and (iii) include, as attachments, originals of the Additional Insured endorsements to each's CGL policy required above. Each party shall provide renewal certificates to the other at least thirty (30) days prior to expiration of such policies. Except as expressly provided to the contrary herein, coverage hereunder shall apply to events occurring during the policy year regardless of when a claim is made. Landlord or Tenant may periodically require that the other reasonably increase or expand the aforementioned coverage. Except as provided to the contrary herein, any insurance carried by Landlord or Subtenant shall be for the sole benefit of the party carrying such insurance. If Subtenant or Landlord obtains insurance under "blanket policies," such party, as applicable, shall obtain an endorsement providing that the insurance limits required hereunder are not subject to reduction or impairment by claims or losses at other locations. Except to the extent that the primary insurer hereunder is Landlord, Subtenant's insurance policies shall be primary to all policies of Landlord and any other Additional Insureds (whose policies shall be deemed excess and non-contributory). All insurance required hereunder shall be provided by responsible insurers licensed in the Commonwealth of Pennsylvania, and shall have a general policy holder's rating of at least A and a financial rating of at least X in the then current edition of Best's Insurance Reports. The parties mutually hereby waive all rights and claims against each other for all losses covered by their respective insurance policies, and waive all rights of subrogation of their respective insurers. The parties agree that their respective insurance policies are now, or shall be, endorsed such that said waiver of subrogation shall not affect the right of the insured to recover thereunder. The parties hereto disclaim any representation as to whether the foregoing coverages will be adequate to protect the other, and each agrees to carry such additional coverage as may be necessary or appropriate.

         D. WAIVER OF CLAIMS. Except for claims arising from Landlord's intentional or grossly negligent acts which are not covered or required to be covered by Subtenant's insurance hereunder, Subtenant waives all claims against Landlord for injury or death to persons, damage to property or to any other interest of Subtenant sustained by Subtenant or any party claiming by or through Subtenant resulting from: (i) any occurrence in or upon the Premises, (ii) leaking of roofs, bursting, stoppage or leaking of water, gas, sewer or steam pipes or equipment, including sprinklers, (iii) wind, rain, snow, ice, flooding (including flooding of basements and other subsurface areas), freezing, fire, explosion, earthquake, excessive heat or cold, dampness, fire or other casualty,
(iv) the Property, Premises, Systems and Equipment being out of repair or failing; provided, nothing herein shall modify or reduce any warranties of construction by Landlord, and (v) vandalism, malicious mischief, theft, misappropriation or other acts or omissions of any parties including Subtenant's employees, other tenants, and their respective agents, employees, invitees and contractors (and Subtenant shall give Landlord immediate notice of any such occurrences). To the extent that Subtenant or Landlord is required to or does carry insurance hereunder, each agrees that, except for claims arising from the others intentional or grossly negligent acts, Subtenant's and Landlord's property loss risks shall be borne by such insurance, and each agrees to seek recovery only from its insurance carriers in the event of such losses; for purposes hereof, any deductible amount shall be treated as though it were recoverable under such policies. This provision is in addition to, and not in limitation of, other provisions of this Sublease limiting liability.


                               11. CASUALTY DAMAGE

         A. RESTORATION. Subtenant shall promptly notify Landlord of any damage to the Premises by fire or other casualty. If the Premises or any common areas of the Property providing access thereto shall be damaged by fire or other casualty, Landlord shall restore the same. Such restoration shall be to substantially the same condition prior to the casualty, except for modifications required by zoning and building codes and other Laws, any other modifications to the common areas deemed desirable by Landlord (provided access to the Premises is not materially impaired), and except that Landlord shall not be required to repair or replace any of Subtenant's furniture, furnishings, fixtures or equipment, or any alterations or improvements in excess of any work provided by Landlord under this Sublease. Landlord shall not be liable for any inconvenience or annoyance to Subtenant or its visitors, or injury to Subtenant's business resulting in any way from such damage or the repair thereof. Promptly following completion of Landlord's restoration work, Subtenant shall repair and replace Subtenant's furniture, furnishings, fixtures, equipment, and any alterations or improvements made by Subtenant in excess of those provided by Landlord, subject to and in compliance with the other provisions of this Sublease.

         B. ABATEMENT OF RENT. Subtenant shall be entitled to a proportionate abatement of Base Rent from the date of the casualty through the date that Landlord substantially completes Landlord's repair obligations hereunder(or the date that Landlord would have substantially completed such repairs, but for delays by Subtenant or any other occupant of the Premises, or any of their agents, employees, invitees, Transferees and contractors), provided such abatement (i) shall apply only to the extent the Premises are untenantable for the purposes permitted under this Sublease and not used by Subtenant as a result thereof, based proportionately on the square footage of the Premises so affected and not used.

         C. If the Premises should be damaged by fire or other casualty such that rebuilding or repairs cannot be completed within two hundred seventy
(270) days from the date of such damage, Subtenant or Landlord may, within thirty (30) days of the determination of the number of days necessary to restore the Premises, terminate this Sublease on written notice to the other party. If this Sublease is so terminated, rent and all additional charges shall be abated as of the date of the happening of the damage.

         D.       (i)    If the Premises should be damaged by a fire or other
casualty prior to the final eighteen (18) full calendar months of the initial Sublease term or extended Sublease term, then if Tenant is not then in Default under this Sublease and if this Sublease is not otherwise terminated in accordance with the terms thereof, Landlord shall, at its sole cost and risk, diligently proceed forthwith to rebuild or repair the Premises to substantially the condition which existed prior to such damage.

                  (ii) If the Premises should be damaged by a fire or other casualty during the final eighteen (18) full calendar months of the initial Sublease term or extended Sublease term, Subtenant may exercise its option, if any, to extend the term within sixty (60) days of the date of the casualty, in which case Landlord shall be required to rebuild or repair such damage. If Subtenant does not exercise its option, this Sublease shall automatically terminate and rent and all additional charges shall be abated as of the date of such damage.

         E. The determination of whether the Premises can be rebuilt or repaired within two hundred seventy (270) days from the date of any damage shall be in the mutual judgment of both Landlord and Subtenant, and such determination shall be made within sixty (60) days of the date of such damage. If Landlord and Subtenant cannot agree, the determination shall be made by an independent contractor acceptable to both Landlord and Subtenant who commits in writing to complete, or cause to be completed, the necessary repairs and/or reconstruction within such two hundred seventy (270) day period, or states that it cannot be completed within such time period. The determination by such contractor shall be made within sixty (60) days of the date of such damage.

         F. If so much of the Premises or Common Area shall be damaged so that Subtenant is unable to conduct business from the Premises, in its reasonable judgment, Subtenant may discontinue the conduct of business from the Premises and all Fixed Rent, additional rent and all other charges shall abate and the term shall toll thereafter. The rent abatement and tolling of the term shall end on the earlier to occur of the date on which the damage shall be repaired or replaced or the date on which the conduct of business from the Premises may be reasonably resumed. To the extent that Subtenant continues to operate the business from the Premises during such period of damage or repair, however, during the period from the date of destruction to the date of completion of the reconstruction, Landlord and Subtenant shall agree on an equitable adjustment to Fixed Rent, additional rent and other charges.

         G. If Landlord does not commence within ninety (90) days from date of notification pursuant to the terms of Article 25 of this Lease and with reasonable dispatch continue to restore the Premises or if Landlord should fail to complete any repairs or rebuilding within the time periods required by the terms of this Article, then upon written notice and the expiration of an additional thirty (30) days without commencement or construction, as applicable, of such repairs or rebuilding, Subtenant may terminate this Sublease on written notice at such time to Landlord and rent and all additional charges shall be abated as of the date of such damage.

         H. TERMINATION OF MASTER LEASE. Notwithstanding the foregoing to the contrary, in lieu of performing the restoration work, Landlord may elect to terminate this Sublease by notifying Subtenant in writing of such termination within ninety (90) days after the date of damage (such termination notice to include a termination date providing at least sixty (60) days for Subtenant to vacate the Premises), if the Authority terminates the Master Lease pursuant to the terms of the Master Lease, or (b) any Lender shall require that the insurance proceeds or any portion thereof be used to retire the Mortgage debt (or shall as a result of the casualty; provided, Landlord agrees that it will not agree to the termination of the Master Lease (as required under the Master Lease for such termination) and will use its best efforts to convince the Authority not to so terminate the Master Lease as a result of the casualty if Landlord does not otherwise have the right under this Sublease to terminate this Sublease on account of the same casualty. Subtenant agrees that the abatement of Rent provided herein shall be Subtenant's sole recourse in the event of such damage.

                                12. CONDEMNATION

         If at least fifty percent (50%) of the rentable area of the Premises shall be taken by power of eminent domain or condemned by a competent authority or by conveyance in lieu thereof for public or quasi-public use ("Condemnation"), including any temporary taking for a period of one year or longer, this Sublease shall terminate on the date possession for such use is so taken. If (i) less than fifty percent (50%) of the Premises is taken, but the taking includes or affects a material portion of the Building or Property, or the economical operation thereof, or (ii) the taking is temporary and will be in effect for less than six (6) months but more than thirty (30) days, then in either such event, Landlord or Tenant may elect to terminate this Sublease upon at least thirty (30) days' prior notice to the other. The parties further agree that: (a) if this Sublease is terminated, all Rent shall be apportioned as of the date of such termination or the date of such taking, whichever shall first occur, (b) if the taking is temporary, Rent shall not be abated for the period of the taking, but Subtenant may seek a condemnation award therefor (and the Term shall not be extended thereby), and (c) if this Sublease is not terminated but any part of the Premises is permanently taken, the Rent shall be proportionately abated based on the square footage of the Premises so taken. Landlord shall be entitled to receive the entire award or payment in connection with such Condemnation and Subtenant hereby assigns to Landlord any interest therein for the value of Subtenant's unexpired leasehold estate or any other claim and waives any right to participate therein, except that Subtenant shall have the right to file any separate claim available to Subtenant (or, if not permitted, to join in Landlord's claim) for a temporary taking of the leasehold as described above, and for moving expenses, rental differentiation costs and any taking of Subtenant's personal property, provided such award does not diminish the award available to Landlord.


                          13. ASSIGNMENT AND SUBLETTING

         A. TRANSFERS. Subtenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld as further described below: (i) assign, mortgage, pledge, license, franchise hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, the Premises or any portion thereof or this Sublease or any interest hereunder, by operation of Law or otherwise, (ii) sublet the Premises or any part thereof, (iii) permit the use of the Premises by any Persons other than Subtenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any Person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"), or (iv) advertise the Premises or Sublease for Transfers. If Subtenant shall desire Landlord's consent to any Transfer, Subtenant shall notify Landlord in writing, which notice shall include: (a) the proposed effective date (which shall not be less than thirty
(30) nor more than 180 days after Subtenant's notice), (b) the portion of the Premises to be Transferred (herein called the "Subject Space"), (c) the terms of the proposed Transfer and the consideration therefor, the name, address and background information concerning the proposed Transferee, and a true and complete copy of all proposed Transfer documentation, and (d) financial statements (balance sheets and income/expense statements for the current and prior three (3) years) of the proposed Transferee and Subtenant, in form and detail reasonably satisfactory to Landlord, certified by an officer, partner or owner of the Transferee, and any other information to enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space, and such other information as Landlord may reasonably require. Any Transfer made without complying with this Article shall at Landlord's option be null, void and of no effect, or shall constitute a Default under this Sublease. Whether or not Landlord shall grant consent, Subtenant shall pay $500.00 towards Landlord's review and processing expenses, as well as any legal fees incurred by Landlord within ten (10) days after written request by Landlord.

         B. APPROVAL. Landlord will not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in Subtenant's notice. The parties hereby agree that it shall be reasonable under this Sublease and under any applicable Law for Landlord to withhold consent to any proposed Transfer where one or more of the following applies (without limitation as to other reasonable grounds for withholding consent): (i) the Transferee is of a character or reputation or engaged in a business which is not consistent with the quality or nature of the Property or other tenants of the Property, or would be a significantly less prestigious occupant of the Property than Subtenant, (ii) the Transferee intends to use the Subject Space for purposes which are not permitted under this Sublease, (iii) the Subject Space is not regular in shape with appropriate means of ingress and egress suitable for normal renting purposes, would result in more than a reasonable number of occupants, or would require increased services by Landlord,
(iv) the proposed Transferee or any affiliate thereof is an occupant of the Property or has negotiated to lease space in the Property from Landlord during the prior twelve (12) months, (v) the proposed Transferee does not have, in Landlord's sole good faith determination, satisfactory references or a reasonable financial condition in relation to the obligations to be assumed in connection with the Transfer, (vi) the Transfer involves a partial or collateral assignment, or a mortgage, pledge, hypothecation, or other encumbrance or lien on this Sublease, or a Transfer by operation of Law, (vii) the proposed Transfer involves conversion, merger or consolidation of Subtenant into a limited liability company or limited liability partnership which would have the legal effect of releasing Subtenant from any obligations under this Sublease, (viii) the proposed Transfer would cause Landlord to be in violation of any Laws or any other lease, Mortgage or agreement to which Landlord is a party, would give a tenant of the Property a right to cancel its lease, or would create adverse tax consequences for Landlord, or (ix) Subtenant has committed and failed to cure a Default. If Subtenant disagrees with Landlord's decision to deny approval, Subtenant's sole remedy shall be to seek injunctive relief. Any attempted Transfer without the Landlord's prior written consent shall be void and shall confer no rights upon Subtenant, Transferee or any third party.

         C. TRANSFER PREMIUMS. If Landlord consents to a Transfer, and as a condition thereto which the parties hereby agree is reasonable, Subtenant shall pay Landlord fifty percent (50%) of any Transfer Premium derived by Subtenant from such Transfer. "Transfer Premium" shall mean, for a sublease assignment, all consideration paid or payable therefor, less any costs for brokerage commissions, advertising, marketing, remodeling and improvements to the Premises for the permitted assignee or otherwise sums expended or incurred by Subtenant in connection with such Transfer or the occupancy of the permitted assignee. "Transfer Premium" shall mean, for a sub-sublease, all rent, additional rent or other consideration paid by such Transferee in excess of the Rent and costs payable by Subtenant under this Sublease (on a monthly basis during the Term, and on a per rentable square foot basis, if less than all of the Premises is transferred). "Transfer Premium" shall also include so-called "key money," or other bonus amount paid by Transferee to Subtenant, and any payment in excess of fair market value for services rendered by Subtenant to Transferee or in excess of Subtenant's depreciated tax basis for assets, fixtures, inventory, equipment or furniture transferred by Subtenant to Transferee. If part of the consideration for such Transfer shall be payable other than in cash, Landlord's share of such non-cash consideration shall be in such form as is reasonably satisfactory to Landlord. The percentage of the Transfer Premium due Landlord hereunder shall be paid within twenty (20) days after Subtenant receives any Transfer Premium from the Transferee.

         D. RECAPTURE. Notwithstanding anything to the contrary contained in this Article, Landlord shall have the option, by giving notice to Subtenant within thirty (30) days after receipt of Subtenant's notice of any proposed Transfer of the (entire) Premises, (but not with respect to only a portion thereof) to recapture same. Such recapture notice shall cancel and terminate this Sublease with respect to the Premises as of the date stated in Subtenant's notice as the effective date of the proposed Transfer (or at Landlord's option, shall cause the Transfer to be made to Landlord or its agent or nominee, in which case the parties shall execute reasonable Transfer documentation promptly thereafter). If this Sublease shall be canceled with respect to less than the entire Premises, the Rent herein shall be prorated on the basis of the number of rentable square feet retained by Subtenant in proportion to the number of rentable square feet contained in the Premises, this Sublease as so amended shall continue thereafter in full force and effect, and upon request of either party the parties shall execute written confirmation of the same. Subtenant shall surrender and vacate the Subject Space when required hereunder in accordance with Article 23 and any failure to do so shall be subject to Article 24.

         E. TERMS OF CONSENT. If Landlord consents to a Transfer: (i) the terms and conditions of this Sublease, including Subtenant's liability for the Subject Space, shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Subtenant or a Transferee, (iii) no Transferee shall succeed to any rights provided in this Sublease or any amendment hereto to extend the Term of this Sublease, expand the Premises, or lease other space, any such rights being deemed personal to the initial Subtenant, (iv) Subtenant shall deliver to Landlord promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, and (v) Subtenant shall furnish a complete statement, certified by an independent certified public accountant, or Subtenant's chief financial officer, setting forth in detail the computation of any Transfer Premium that Subtenant has derived and shall derive from such Transfer. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Subtenant and any Transferee relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Subtenant shall within thirty (30) days after demand pay the deficiency, and if understated by more than five percent (5%) Subtenant shall pay Landlord's costs of such audit. Any sublease hereunder shall be subordinate and subject to the provisions of this Sublease, and if this Sublease shall be terminated during the term of any sublease, Landlord shall have the right to: (a) deem such sublease as merged and canceled and repossess the Subject Space by any lawful means, or (b) deem such termination as an assignment of such sublease to Landlord and not as a merger, and require that such subtenant attorn to and recognize Landlord as its landlord under any such sublease. If Subtenant shall commit a Default under this Sublease, then, during the continuation of such Default, Landlord is hereby irrevocably authorized, as Subtenant's agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Subtenant's obligations under this Sublease).

         F. Anything herein to the contrary notwithstanding and without the express written consent of Landlord, Subtenant may assign or Sublease the Premises, in whole or in part, to:

                  (i) any corporation into which or with which Subtenant has merged or consolidated;

                  (ii) any parent, subsidiary, successor, or affiliated corporation of Subtenant;

                  (iii) any corporation which acquires all or substantially all of the assets or issued and outstanding shares of capital stock of Subtenant; or

                  (iv) any partnership, the majority interest of which shall be owned by the parent of Subtenant.

                   14. PERSONAL PROPERTY, RENT AND OTHER TAXES

         Subtenant shall pay prior to delinquency all taxes, charges or other governmental impositions assessed against or levied upon all fixtures, furnishings, personal property, systems and equipment located in or exclusively serving the Premises, and any Work to the Premises by Subtenant under Article 9 or other provisions of this Sublease or related documentation. Whenever possible, Subtenant shall cause all such items to be assessed and billed separately from the other property of Landlord. In the event any such items shall be assessed and billed with the other property of Landlord, Subtenant shall pay Landlord its share of such taxes, charges or other governmental impositions within twenty (20) days after Landlord delivers a statement and a copy of the assessment or other documentation showing the amount of impositions applicable to Subtenant's property.

                             15. LANDLORD'S REMEDIES

         A. DEFAULT. The occurrence of any one or more of the following events shall constitute a "Default" by Subtenant and shall give rise to Landlord's remedies set forth in Paragraph B below: (i) failure to make when due any payment of Rent, unless such failure is cured within five (5) days after notice; (ii) failure to observe or perform any term or condition of this Sublease other than the payment of Rent (or the other matters expressly described herein), unless such failure is cured within any period of time following notice expressly provided with respect thereto in other Articles hereof, or otherwise within a reasonable time, but in no event more than thirty
(30) days following notice (provided, if the nature of Subtenant's failure is such that more time is reasonably required in order to cure, Subtenant shall not be in Default if Subtenant, after written notice to Landlord of Subtenant's intention to cure, Subtenant commences to cure promptly within such period, diligently seeks and keeps Landlord reasonably advised of efforts to cure such failure to completion, and completes such cure within one hundred twenty (120) days following Landlord's notice); (iii) failure to cure immediately upon notice thereof any condition caused by Subtenant which is hazardous, or unreasonably interferes with another Subtenant or the operation or leasing of the Property, or may cause the imposition of a fine, penalty or other remedy on Landlord or its agents or affiliates, (iv) violating Article 13 respecting Transfers, or (v) (a) making by Subtenant or any guarantor of this Sublease ("Guarantor") of any general assignment for the benefit of creditors, (b) filing by or for reorganization or arrangement under any Law relating to bankruptcy or insolvency (unless, in the case of a petition filed against Subtenant or such Guarantor, the same is dismissed within sixty (60) days), (c) appointment of a trustee or receiver to take possession of substantially all of Subtenant's assets located in the Premises or of Subtenant's interest in this Sublease, where possession is not restored to Subtenant within sixty (60) days, (d) attachment, execution or other judicial seizure of substantially all of Subtenant's assets located in the Premises or of Subtenant's interest in this Sublease which is not discharged within sixty (60) days. If Subtenant violates the same term or condition of this Sublease on two (2) occasions during any twelve (12) month period, Landlord shall have the right to exercise all remedies for any violations of the same term or condition during the next twelve (12) months without providing further notice or an opportunity to cure. The notice and cure periods provided herein are in lieu of, and not in addition to, any notice and cure periods provided by Law; provided, Landlord may elect to comply with such notice and cure periods provided by Law in lieu of the notice and cure periods provided herein.

         B. REMEDIES. If a Default occurs, Landlord shall have the rights and remedies hereinafter set forth to the extent permitted by Law, which shall be distinct, separate and cumulative with and in addition to any other right or remedy allowed under any Law or other provision of this Sublease:

                  (1) Landlord may terminate this Sublease and Subtenant's right of possession, reenter and repossess the Premises by detainer suit, summary proceedings or other lawful means, and recover from
         Subtenant: (i) any unpaid Rent as of the termination date, (ii) the amount by which: (a) any unpaid Rent which would have accrued after the termination date during the balance of the Term exceeds (b) the reasonable rental value of the Premises under a lease substantially similar to this Sublease, taking into account among other things the condition of the Premises, market conditions and the period of time the Premises may reasonably remain vacant before Landlord is able to re-lease the same to a suitable replacement tenant, and reasonable Costs of Reletting (as defined in Paragraph 15.I. below) that Landlord may incur in order to enter such replacement lease, (iii) any other amounts necessary to compensate Landlord for all damages proximately caused by Subtenant's failure to perform its obligations under this Sublease. For purposes of computing the amount of Rent herein that would have accrued after the termination date, Subtenant's obligations for Taxes and Expenses shall be projected based upon the average rate of increase in such items from the Commencement Date through the termination date (or if such period shall be less than three years, then based on Landlord's reasonable estimates). The amounts computed in accordance with the foregoing subclauses (a) and (b) shall both be discounted in accordance with accepted financial practice at the rate of four percent (4%) per annum to the then present value.

                  (2) Landlord may terminate Subtenant's right of possession, reenter and repossess the Premises by detainer suit, summary proceedings or other lawful means, without terminating this Sublease, and recover from Subtenant: (i) any unpaid Rent as of the date possession is terminated, (ii) any unpaid Rent which thereafter accrues during the Term from the date possession is terminated through the time of judgment (or which may have accrued from the time of any earlier judgment obtained by Landlord), less any consideration received from replacement tenants as further described and applied pursuant to Paragraph 15.I, below, and (iii) any other amounts necessary to compensate Landlord for all damages proximately caused by Subtenant's failure to perform its obligations under this Sublease, including all reasonable Costs of Reletting (as defined in Paragraph H below). Subtenant shall pay any such amounts to Landlord as the same accrue or after the same have accrued from time to time upon demand. At any time after terminating Subtenant's right to possession as provided herein, Landlord may terminate this Sublease as provided in clause (1) above by notice to Subtenant, and Landlord may pursue such other remedies as may be available to Landlord under this Sublease or applicable Law.

         C. MITIGATION OF DAMAGES. Landlord agrees to mitigate damages on the following basis: (i) Landlord shall be required only to use reasonable efforts to mitigate, which shall not exceed such efforts as Landlord generally uses to lease other space at the Property, (ii) Landlord will not be deemed to have failed to mitigate if Landlord or its affiliates lease any other portions of completed office buildings at the Property, before reletting all or any portion of the Premises, and (iii) any failure to mitigate as described herein with respect to any period of time shall only reduce the Rent and other amounts to which Landlord is entitled hereunder by the reasonable rental value of the Premises during such period, taking into account the factors described in clause B(1) above. In recognition that the value of the Property depends on the rental rates and terms of leases therein, Landlord's rejection of a prospective replacement tenant based on an offer of rentals below Landlord's published rates for new leases of comparable space at the Property at the time in question, or at Landlord's option, below the rates provided in this Sublease, or containing terms less favorable than those contained herein, shall not give rise to a claim by Subtenant that Landlord failed to mitigate Landlord's damages.

         D. RELETTING. If this Sublease or Subtenant's right to possession is terminated, Landlord may: (i) enter and secure the Premises, change the locks, install barricades, remove any improvements, fixtures or other property of Subtenant therein, perform any decorating, remodeling, repairs, alterations, improvements or additions and take such other actions as Landlord shall determine in Landlord's sole discretion to prevent damage or deterioration to the Premises or prepare the same for reletting, and (ii) relet all or any portion of the Premises (separately or as part of a larger space), for any rent, use or period of time (which may extend beyond the Term hereof), and upon any other terms as Landlord shall determine in Landlord's reasonable discretion, directly or as Subtenant's agent (if permitted or required by applicable Law). The consideration received from such reletting shall be applied pursuant to the terms of Paragraph 15.I. hereof, and if such consideration, as so applied, is not sufficient to cover all Rent and damages to which Landlord may be entitled hereunder, Subtenant shall pay any deficiency to Landlord as the same accrues or after the same has accrued from time to time upon demand, subject to the other provisions hereof and Pennsylvania law.

         E. SPECIFIC PERFORMANCE, COLLECTION OF RENT AND ACCELERATION. During the continuation of a Default, Landlord shall at all times have the right without prior demand or notice except as required by applicable Law to: (i) seek any declaratory, injunctive or other equitable relief, and specifically enforce this Sublease or restrain or enjoin a violation of any provision hereof, and Subtenant hereby waives any right to require that Landlord post a bond or other security in connection therewith, and
(ii) sue for and collect any unpaid Rent which has accrued. Notwithstanding anything to the contrary contained in this Sublease, to the extent not expressly prohibited by applicable Law, during the continuation of any Default by Subtenant, Landlord may terminate this Sublease or Subtenant's right to possession and accelerate and declare all Rent reserved for the remainder of the Term to be immediately due and payable (in which event, Subtenant's obligations for Taxes and Expenses that would have accrued thereafter shall be projected in the manner described in Section B (1), above); provided the Rent so accelerated shall be discounted in accordance with accepted financial practice at the rate of four percent (4%) per annum to the then present value, and Landlord shall, after receiving payment of the same from Subtenant, be obligated to turn over to Subtenant any actual net reletting proceeds (net of all Costs of Reletting) thereafter received during the remainder of the Term, up to the amount so received from Subtenant pursuant to this provision.

         F. LATE CHARGES, INTEREST, AND RETURNED CHECKS. Subtenant shall pay, as additional Rent, a service charge of Two Hundred Dollars ($200.00) or two percent (2%) of the delinquent amount, whichever is greater, if any portion of Rent is not received when due. In addition, any Rent not paid when due shall accrue interest from the due date at the Default Rate until payment is received by Landlord. Such service charges and interest payments shall not be deemed consent by Landlord to late payments, nor a waiver of Landlord's right to insist upon timely payments at any time, nor a waiver of any remedies to which Landlord is entitled as a result of the late payment of Rent. If Landlord receives two
(2) or more checks from Subtenant which are returned by Subtenant's bank for insufficient funds, Landlord may require that all checks thereafter be bank certified or cashier's checks (without limiting Landlord's other remedies). All bank service charges resulting from any returned checks shall be borne by Subtenant.

         G. LANDLORD'S CURE OF SUBTENANT DEFAULTS. If Subtenant fails to perform any obligation under this Sublease for a period extending beyond the applicable cure period, Landlord shall have the right (but not the duty), to perform such obligation on behalf and for the account of Subtenant. In such event, Subtenant shall reimburse Landlord upon demand, as additional Rent, for all reasonable expenses incurred by Landlord in performing such obligation together with an amount equal to ten percent (10%) thereof for Landlord's overhead, and interest thereon at the Default Rate from the date such expenses were incurred. Landlord's performance of Subtenant's obligations hereunder shall not be deemed a waiver or release of Subtenant therefrom.

         H.       CONFESSION OF JUDGMENT.


JUDGMENT IN EJECTMENT.

         FOR VALUE RECEIVED AND DURING THE CONTINUATION OF AN EVENT OF DEFAULT HEREUNDER OR UPON TERMINATION OF THE TERM OF THIS LEASE OR OTHER TERMINATION OF THIS LEASE DURING THE TERM OR ANY RENEWAL THEREOF, TENANT FURTHER AUTHORIZES AND EMPOWERS ANY

SUCH ATTORNEY OR PROTHONOTARY (EITHER IN ADDITION TO OR WITHOUT SUCH JUDGMENT FOR THE AMOUNT DUE ACCORDING TO THE TERMS OF THIS LEASE) TO APPEAR FOR TENANT AND ANY OTHER PERSON CLAIMING UNDER, BY OR THROUGH TENANT, AND CONFESS JUDGMENT FORTHWITH AGAINST TENANT AND SUCH OTHER PERSONS AND IN FAVOR OF LANDLORD IN AN AMICABLE ACTION OF EJECTMENT FOR THE PREMISES FILED IN THE COMMONWEALTH OF PENNSYLVANIA, WITH RELEASE OF ALL ERRORS AND WITHOUT STAY OF EXECUTION. LANDLORD MAY FORTHWITH ISSUE A WRIT OR WRITS OF EXECUTION FOR POSSESSION OF THE PREMISES AND, AT LANDLORD'S OPTION, FOR THE AMOUNT OF ANY JUDGMENT, AND ALL REASONABLE COSTS, INCLUDING THE FEES OF ATTORNEYS AND OTHER PROFESSIONALS AND EXPERTS, WITHOUT LEAVE OF COURT, AND LANDLORD MAY, BY LEGAL PROCESS, WITHOUT NOTICE RE-ENTER AND EXPEL TENANT FROM THE PREMISES, AND ALSO ANY PERSONS HOLDING UNDER TENANT FOR WHICH THIS LEASE OR A TRUE AND CORRECT COPY THEREOF SHALL BE SUFFICIENT WARRANT, WHEREUPON, IF LANDLORD SO DESIRES, A WRIT OF POSSESSION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OR PROCEEDINGS WHATSOEVER, AND PROVIDED THAT IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED THE SAME SHALL BE TERMINATED AND POSSESSION REMAIN IN OR BE RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT UPON AND DURING THE CONTINUATION OF ANY SUBSEQUENT DEFAULT OR DEFAULTS, OR UPON THE TERMINATION OF CANCELLATION OF THIS LEASE AS HEREINBEFORE SET FORTH, TO BRING ONE OR MORE AMICABLE ACTION OR ACTIONS AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION AS AFORESAID.]

         I. OTHER MATTERS. No re-entry or repossession, repairs, changes, alterations and additions, reletting, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Sublease or Subtenant's right to possession, nor shall the same operate to release Subtenant in whole or in part from any of Subtenant's obligations hereunder, unless express notice of such intention is sent by Landlord to Subtenant. Landlord may bring suits for amounts owed by Subtenant hereunder or any portions thereof, as the same accrue or after the same have accrued, and no suit or recovery of any portion due hereunder shall be deemed a waiver of Landlord's right to collect all amounts to which Landlord is entitled hereunder, nor shall the same serve as any defense to any subsequent suit brought for any amount not therefor reduced to judgment. Landlord may pursue one or more remedies against Subtenant and need not make an election of remedies until findings of fact are made by a court of competent jurisdiction. All rent and other consideration paid by any replacement tenants shall be applied at Landlord's option: (i) first, to the reasonable Costs of Reletting, (ii) second, to the payment of all reasonable costs of enforcing this Sublease against Subtenant or any Guarantor, (iii) third, to the payment of all interest and service charges accruing hereunder, (iv) fourth, to the payment of Rent theretofore accrued, and (v) with the residue, if any, to be held by Landlord and applied to the payment of Rent and other obligations of Subtenant as the same become due (and with any remaining residue to be retained by Landlord). "Costs of Reletting" shall include without limitation, all reasonable costs and expenses incurred by Landlord for any repairs or other matters described in Paragraph D above, brokerage commissions, advertising costs, attorneys' fees, any economic incentives given to enter leases with replacement tenants, and costs of collecting rent from replacement tenants. Landlord shall be under no obligation to observe or perform any provision of this Sublease on its part to be observed or performed which accrues while Subtenant is in Default of payment of Base Rent hereunder. The times set forth herein for the curing of Defaults by Subtenant are of the essence of this Sublease.

         J. SUBTENANT'S WAIVERS. Subtenant hereby irrevocably waives any right otherwise available under any Law to redeem or reinstate this Sublease, or Subtenant's right to possession, after this Sublease, or Subtenant's right to possession, is terminated based on a Default by Subtenant. Subtenant further waives: (a) all benefits of Act No. 20, approved April 6, 1951, as amended, entitled "The Landlord and Subtenant Act of 1951", including without limitation any requirement of requiring notice to quit or to vacate the Premises at the end of any term or renewal periods, of this Sublease and Subtenant covenants and agrees to give up quiet and peaceful possession without further notice from Landlord; and (b) any and all rights of redemption granted by or under any present or future laws in the event of Subtenant being evicted or dispossessed for any cause or in any event of Landlord obtaining possession of the Premises by reason of the violation by Subtenant of any of the covenants and conditions of this Sublease.

         K. MAXIMUM DAMAGES. Nothing contained in this Sublease shall limit or prejudice the right of Landlord to prove for and obtain, in proceedings for the termination of this Sublease by reason of bankruptcy or insolvency, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above. The failure or refusal of Landlord to relet the Premises or any part or parts thereof shall not release or affect Subtenant's liability for damages.


                               16. LANDLORD'S LIEN

         As further security for Subtenant's performance under this Sublease, to the extent not expressly prohibited by applicable Law, Subtenant hereby grants Landlord a lien and security interest in all existing and after-acquired property of Subtenant placed in or relating to Subtenant's business at the Premises, including accounts receivable, insurance proceeds, good will, contracts, intangibles, fixtures, equipment, inventory, furnishings and personal property, and all proceeds thereof, and all rents and other consideration from any Transfer. Notwithstanding the foregoing, Subtenant may use, replace and dispose of such property (provided Subtenant immediately replaces the same with similar property of comparable or better quality), and receive such rents and consideration, in the ordinary course of Subtenant's business, until such time as Subtenant shall commit a Default; upon such Default, Subtenant's right to remove or use such property and receive such rents and other consideration shall terminate, and all other parties shall be entitled to rely on written notification thereof given by Landlord without requiring any proof of such Default or any other matter. Subtenant agrees to execute such financing statements, collateral assignment of rents and subleases, and other documents necessary to perfect a security interest, as Landlord may now or hereafter reasonably request in recordable form. Landlord may at its election at any time execute such a financing statement and collateral assignment as Subtenant's agent and attorney-in-fact or file a copy of this Sublease as such financing statement and collateral assignment. Landlord shall be entitled hereunder to all of the rights and remedies afforded a secured party under the Uniform Commercial Code or other applicable Law in addition to any landlord's lien and rights provided by applicable Law.

         Notwithstanding anything to the contrary contained in this Sublease, Landlord hereby agrees that is shall, at Subtenant's request and cost, execute a document in a form that is reasonably acceptable to Landlord which subordinates all of Landlord's rights to any so called "Landlord's Liens" or any similar statutory lien, granting Landlord a lien on any Subtenant's personal property in favor of any lender of Subtenant who now has, or may in the future take, a security interest in any such personal property of Subtenant.


            17. ATTORNEYS' FEES, JURY TRIAL, COUNTERCLAIMS AND VENUE

         In the event of any litigation or arbitration between the parties relating to this Sublease, the Premises or Property (including pretrial, trial, appellate, administrative, bankruptcy or insolvency proceedings), the prevailing party shall be entitled to recover its attorneys' fees and costs as part of the judgment, award or settlement therein. In the event of a breach of this Sublease by either party which does not result in litigation but which causes the non-breaching party to incur attorneys' fees or costs, the breaching party shall reimburse such fees and costs to the non-breaching party upon demand. If either party or any of its officers, directors, trustees, beneficiaries, partners, agents, affiliates or employees shall be made a party to any litigation or arbitration commenced by or against the other party and is not at fault, the other party shall pay all costs, expenses and attorneys' fees incurred by such parties in connection with such litigation. IN THE INTEREST OF OBTAINING A SPEEDIER AND LESS COSTLY HEARING OF ANY DISPUTE, LANDLORD AND SUBTENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER ARISING OUT OF OR RELATING TO THIS SUBLEASE, THE PREMISES OR THE PROPERTY. Although such jury waiver is intended to be self-operative and irrevocable, Landlord and Subtenant each further agree, if requested, to confirm such waivers in writing at the time of commencement of any such action, proceeding or counterclaim. Any action or proceeding brought by either party against the other for any matter arising out of or in any way relating to this Sublease, the Premises or the Property, shall be heard, at Landlord's option, in the common pleas court having jurisdiction located closest to the Property.


               18. SUBORDINATION, ATTORNMENT AND LENDER PROTECTION

         This Sublease is subject and subordinate to the Master Lease, all Mortgages now or hereafter placed upon the Property, and all other encumbrances and matters of public record as of the date hereof applicable to the Property, provided, in each such event, Subtenant shall receive a non-disturbance agreement acceptable to Subtenant from the Authority and any such mortgagee (further, within 90 days after the date hereof, Landlord shall provide such Non-Disturbance Agreement to Subtenant from the Authority and any existing mortgagee). Whether before or after any foreclosure or power of sale proceedings are initiated or completed by any Lender or a deed in lieu is granted (or any ground lease is terminated), Subtenant agrees, upon written request of any such Lender or any purchaser at such sale, to attorn and pay Rent to such party and recognize such party as Landlord. However, in the event of attornment, no Lender shall be: (i) liable for any act or omission of Landlord, or subject to any offsets or defenses which

Subtenant might have against Landlord (arising prior to such Lender becoming Landlord under such attornment), (ii) liable for any security deposit or bound by any prepaid Rent not actually received by such Lender, or (iii) bound by any material modification of this Sublease not consented to by such Lender. Any Lender may elect to make this Sublease prior to the lien of its Mortgage by written notice to Subtenant, and if the Lender of any prior Mortgage shall require, this Sublease shall be prior to any subordinate Mortgage; such elections shall be effective upon written notice to Subtenant, or shall be effective as of such earlier or later date set forth in such notice. Subtenant agrees to give any Lender by certified mail, return receipt requested, a copy of any notice of default served by Subtenant upon Landlord, provided that prior to such notice Subtenant has been notified in writing (by way of service on Subtenant of a copy of an assignment of leases, or otherwise) of the address of such Lender. Subtenant further agrees that if Landlord shall have failed to cure such default within the time permitted Landlord for cure under this Sublease, any such Lender whose address has been provided to Subtenant shall have an additional period of thirty (30) days in which to cure (or such additional time as may be required due to causes beyond such Lender's control, including time to obtain possession of the Property by appointment of receiver, power of sale or judicial action). Should any current or prospective Lender require a modification or modifications to this Sublease which will not cause an increased cost or otherwise materially and adversely change the rights and obligations of Subtenant hereunder, Subtenant agrees that this Sublease shall be so modified. Except as expressly provided to the contrary herein, the provisions of this Article shall be self-operative; however Subtenant shall execute and deliver, within ten (10) business days after requested, such documentation as Landlord or any Lender may request from time to time, whether prior to or after a foreclosure or power of sale proceeding is initiated or completed, a deed in lieu is delivered, or a ground lease is terminated, in order to further confirm or effectuate the matters set forth in this Article in recordable form. Subject to the terms hereof, Subtenant hereby waives the provisions of any Law (now or hereafter adopted) which may give or purport to give Subtenant any right or election to terminate or otherwise adversely affect this Sublease or Subtenant's obligations hereunder if foreclosure or power of sale proceedings are initiated, prosecuted or completed.


                            19. ESTOPPEL CERTIFICATES

         A. LANDLORD. Landlord shall from time to time, within five (5) days after written request from Subtenant, execute, acknowledge and deliver a statement certifying: (i) that this Sublease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Sublease as so modified, is in full force and effect (or specifying the ground for claiming that this Sublease is not in force and effect), (ii) the dates to which the Rent has been paid, and the amount of any Security Deposit,
(iii) that there are not, to Landlord's knowledge, any uncured defaults on the part of Subtenant or Landlord which are pertinent to the request, or specifying the same if any are claimed, and (iv) certifying such other matters as Subtenant may reasonably request or may be requested by Subtenant's current or prospective lenders, insurance carriers, auditors and prospective Transferees. Any such statement may be relied upon by any such parties.

         B. SUBTENANT. Subtenant shall from time to time, within five (5) days after written request from Landlord, execute, acknowledge and deliver a statement certifying: (i) that this

Sublease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Sublease as so modified, is in full force and effect (or specifying the ground for claiming that this Sublease is not in force and effect), (ii) the dates to which the Rent has been paid, and the amount of any Security Deposit, (iii) that Subtenant is in possession of the Premises, and paying Rent on a current basis with no offsets, defenses or claims, or specifying the same if any are claimed, (iv) that there are not, to Subtenant's knowledge, any uncured defaults on the part of Landlord or Subtenant which are pertinent to the request, or specifying the same if any are claimed, and (v) certifying such other matters, and including such current financial statements, as Landlord may reasonably request, or as may be requested by Landlord's current or prospective Lenders, insurance carriers, auditors, and prospective purchasers (and including a comparable certification statement from any subtenant respecting its sublease). Any such statement may be relied upon by any such parties. If Subtenant shall fail to execute and return such statement within the time required herein, Subtenant shall be deemed to have agreed with the matters set forth therein, and Landlord acting in good faith shall be authorized as Subtenant's agent and attorney-in-fact to execute such statement on behalf of Subtenant (which shall not be in limitation of Landlord's other remedies).


                         20. RIGHTS RESERVED BY LANDLORD

         Except to the extent expressly limited herein, Landlord reserves full rights to control the Property (which rights may be exercised (but only to the extent reasonable) without subjecting Landlord to claims for constructive eviction, abatement of Rent, damages or other claims of any kind), including more particularly, but without limitation, the following rights:

         A. GENERAL MATTERS. To: (i) change the name or street address of the Property or designation of the Premises (but Landlord must provide not less than 180 days prior notice to Subtenant), (ii) install and maintain signs on the exterior and interior of the Property (but not the Premises) and so long as the signs relate to the Property and the Subtenants and are in similar taste and quality with other signs at the Property, (iii) retain at all times, and use in appropriate instances, keys to all doors within and into the Premises subject to reasonable security measures imposed by Subtenant, (iv) grant to any Person the right to use separate security personnel and systems respecting access to their premises, and (v) in case of fire, invasion, insurrection, riot, civil disorder, public excitement or other dangerous condition, or threat thereof: (a) limit or prevent access to the Property, (b) shut down elevator service, (c) activate elevator emergency controls, and (d) otherwise take such action or preventative measures deemed necessary by Landlord for the safety of tenants of the Property or the protection of the Property and other property located thereon or therein (but this provision shall impose no duty on Landlord to take such actions, and no liability for actions taken in good faith) and in the event of such action by Landlord, Landlord shall try to minimize the interference with Subtenant's operations.

         B. ACCESS TO PREMISES. To enter the Premises in order to: (i) inspect, (ii) supply cleaning service or other services to be provided Subtenant hereunder, (iii) show the Premises to current and prospective Lenders, insurers, purchasers, tenants, brokers and governmental authorities, (iv) decorate, remodel or alter the Premises if Subtenant shall abandon the Premises at any time, or shall vacate the same during the last 120 days of the Term (without thereby terminating this Sublease), and (v) perform any work or take any other actions under Paragraph (C) below, or exercise other rights of Landlord under this Sublease or applicable Laws.

However, Landlord shall: (a) provide reasonable advance written or oral notice to Subtenant's on-site manager or other appropriate person for matters which will involve a significant disruption to Subtenant's business (except in emergencies), (b) take reasonable steps to minimize any significant disruption to Subtenant's business, and following completion of any work, return Subtenant's leasehold improvements, fixtures, property and equipment to the original locations and condition to the fullest extent reasonably possible, and
(c) take reasonable steps to avoid materially changing the configuration or reducing the square footage of the Premises, unless required by Laws or other causes beyond Landlord's reasonable control (and in the event of any permanent material reduction, the Rent and other rights and obligations of the parties based on the square footage of the Premises shall be proportionately reduced). Subtenant shall not place partitions, furniture or other obstructions in the Premises which may prevent or unreasonably impair Landlord's access to the Systems and Equipment for the Property or the systems and equipment for the Premises.

         C. CHANGES TO THE PROPERTY. To: (i) paint and decorate, (ii) perform repairs or maintenance, and (iii) make replacements, restorations, renovations, alterations, additions and improvements, structural or otherwise (including freon retrofit work), in and to the Property or any part thereof, including any adjacent building, structure, facility, land, street or alley, or change the uses thereof (including changes, reductions or additions of corridors, entrances, doors, lobbies, parking facilities and other areas, structural support columns and shear walls, utility lines, pipes, duct work, cables, installations, docks, walks, elevators, stairs, escalators, mezzanines, solar tint windows or film, kiosks, planters, sculptures, displays, and other amenities and features therein, and changes relating to the connection with or entrance into or use of the Property or any other adjoining or adjacent building or buildings, now existing or hereafter constructed). In connection with such matters, Landlord may among other things erect scaffolding, barricades and other structures, open ceilings, close entry ways, restrooms, elevators, stairways, corridors, parking and other areas and facilities, and take such other actions as Landlord deems appropriate. However, Landlord shall: (a) take reasonable steps to minimize or avoid any denial of access to the Premises except when necessary on a temporary basis, and (b) in connection with entering the Premises shall comply with Paragraph B above. Any work other than normal maintenance done in and to the Building shall also require the prior consent of Subtenant (unless an emergency), which consent shall not be unreasonably withheld, conditioned or delayed.

                          21. LANDLORD'S RIGHT TO CURE

         If Landlord shall fail to perform any obligation under this Sublease required to be performed by Landlord, Landlord shall not be deemed to be in default hereunder nor subject to any claims for damages of any kind, unless such failure shall have continued for a period of thirty (30) days after notice thereof by Subtenant (provided, if the nature of Landlord's failure is such that more time is reasonably required in order to cure, Landlord shall not be in default if Landlord commences to cure within such period and thereafter diligently seeks to cure such failure to completion but in no event for more than an additional 90 days). If Landlord shall default and failure to cure as provided herein, Subtenant shall have such rights and remedies as may be available to Subtenant under applicable Laws, subject to the other provisions of this Sublease including the right of self-help to perform repairs or any other obligation of Landlord, but shall have no right to withhold, set-off, or abate Rent, or terminate this Sublease absent a non-stayed Court Order to the contrary.

                               22. INDEMNIFICATION

         A. SUBTENANT. Subtenant shall defend, indemnify and hold Landlord harmless from and against any and all claims, demands, losses, penalties, fines, fees, charges, assessments, liabilities, damages, judgments, orders, decrees, actions, administrative or other proceedings, costs and expenses (including court costs, attorneys' fees, and expert witness fees), including consequential damages, and any diminution in value or loss or interference with the transfer, use or enjoyment of the Premises, Property or other property or business or affecting title thereto, howsoever caused, which directly or indirectly relate to or result wholly or in part from, or are alleged to relate to or arise wholly or in part from: (i) any violation or breach of this Sublease or applicable Law by any Subtenant Parties (as defined below), (ii) damage, loss or injury to persons, property or business occurring in, about or from the Premises, (iii) damage, loss or injury to persons, property or business directly or indirectly arising out of any Subtenant Party's use of the Premises or Property, or out of any other act or omission of any Subtenant Parties. For purposes of this provision, "Subtenant Parties" shall mean Subtenant, any other occupant of the Premises and any of their respective agents, employees, invitees, Transferees and contractors. Without limiting the generality of the foregoing, Subtenant specifically acknowledges that the undertaking herein shall apply to claims in connection with or arising out of any "Work" as described in Article 9, the installation, maintenance, use or removal of any "Lines" as described in Article 29, the transportation, use, storage, maintenance, generation, processing, treatment, manufacturing, handling, disposal, management, release, discharge, spill or leak by Subtenant Parties of any "Hazardous Material" as described in
Article 30, and violations of Subtenant's responsibilities respecting the Disabilities Acts (whether or not any of such matters shall have been theretofore approved by Landlord). Notwithstanding the foregoing to the contrary, the foregoing indemnity shall not apply to claims finally determined by a court of competent jurisdiction to have been caused solely by the gross negligence or willful misconduct of the party seeking to be indemnified.

         B. LANDLORD. Landlord shall defend, indemnify and hold Subtenant harmless from and against any and all claims, demands, losses, penalties, fines, fees, charges, assessments, liabilities, damages, judgments, orders, decrees, actions, administrative or other proceedings, costs and expenses (including court costs, attorneys' fees, and expert witness fees), arising as a result of injury to persons or property of others not party to this Sublease which were caused by: (i) any violation or breach of this Sublease or applicable Law by any Landlord Parties (as defined below), (ii) damage, loss or injury to persons, property or business occurring in, about or from the Property, except the Premises, and (iii) gross negligence or willful misconduct by any Landlord Party in connection with its or their use, or activities at, of the Premises or Property. For purposes of this provision, "Landlord Parties" shall mean Landlord and any of its respective agents, employees, invitees, and contractors. Notwithstanding the foregoing to the contrary, the foregoing indemnity shall not apply to the extent that claims are finally determined by a court of competent jurisdiction to have been caused by the negligence, intentional act or willful misconduct of the Subtenant.

                            23. RETURN OF POSSESSION

         At the expiration or earlier termination of this Sublease or Subtenant's right of possession, Subtenant shall vacate and surrender possession of the entire Premises in the condition required under Article 8 and the Rules, ordinary wear and tear and casualty damage OR damage from condemnation excepted, shall surrender all keys and key cards, to Landlord, and shall remove all personal property and office trade fixtures that may be readily removed without damage to the Premises or Property. All improvements, fixtures and other items, including ceiling light fixtures, HVAC equipment, plumbing fixtures, hot water heaters, fire suppression and sprinkler systems, "Lines" under Article 29, interior stairs, wall coverings, carpeting and other flooring, blinds, drapes and window treatments, in or serving the Premises, whether installed by Subtenant or Landlord, shall be Landlord's property and shall remain upon the Premises, all without compensation, allowance or credit to Subtenant, unless Landlord elects otherwise as provided herein. If prior to such termination or within thirty (30) days thereafter Landlord so directs by notice, Subtenant shall promptly remove such of the foregoing items as are designated in such notice and restore the Premises to the condition prior to the installation of such items in a good and workmanlike manner; provided, Landlord shall not require removal of customary office improvements installed pursuant to this Sublease to the extent that Subtenant seeks, and Landlord grants, a written waiver of such removal requirement in connection with Landlord's approval of the plans for such improvements. If Subtenant shall fail to perform any repairs or restoration, or fail to remove any items from the Premises required hereunder, Landlord may do so and Subtenant shall pay Landlord's reasonable charges therefor upon demand. All property removed from the Premises by Landlord pursuant to any provisions of this Sublease or any Law may be handled or stored by Landlord at Subtenant's expense, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. All property not removed from the Premises or retaken from storage by Subtenant within thirty
(30) days after expiration or earlier termination of this Sublease or Subtenant's right to possession, shall at Landlord's option be conclusively deemed to have been conveyed by Subtenant to Landlord as if by bill of sale without payment by Landlord. Unless prohibited by applicable Law, Landlord shall have a lien against such property for the costs incurred in removing and storing the same.

         SUBTENANT EXPRESSLY WAIVES TO LANDLORD THE BENEFIT OF ACT NO. 20, APPROVED APRIL 6, 1951, AS AMENDED, ENTITLED "THE LANDLORD AND TENANT ACT OF 1951" REQUIRING NOTICE TO VACATE THE PREMISES AT THE END OF THE TERM OR UPON FORFEITURE OF THIS SUBLEASE FOR BREACH OF ITS CONDITIONS, AND COVENANTS AND AGREES TO GIVE UP QUIET AND PEACEABLE POSSESSION WITHOUT FURTHER NOTICE FROM THE LANDLORD OR ITS AGENT.


                                24. HOLDING OVER

         Unless Landlord expressly agrees otherwise in writing, Subtenant shall pay Landlord 150% of the amount of Base Rent then applicable prorated on a per diem basis for each day Subtenant shall fail to vacate or surrender possession of the Premises or any part thereof after expiration or earlier termination of this Sublease as required under Article 23, together with all damages (direct and consequential) sustained by Landlord on account thereof. Subtenant shall pay such amounts on demand, and, in the absence of demand, monthly in advance. The foregoing provisions, and Landlord's acceptance of any such amounts, shall not serve as permission for Subtenant to hold-over, nor serve to extend the Term (although Subtenant shall remain a tenant-at-sufferance bound to comply with all provisions of this Sublease until Subtenant properly vacates the Premises, and shall be subject to the provisions of Article 23). Landlord shall have the right at any time after expiration or earlier termination of this Sublease or Subtenant's right to possession to reenter and possess the Premises and remove all property and persons therefrom, and Landlord shall have such other remedies for holdover as may be available to Landlord under other provisions of this Sublease or applicable Laws.

                                   25. NOTICES

         Except as expressly provided to the contrary in this Sublease, every notice, consent, approval or other communication to be given by either party to the other with respect hereto or to the Premises or Property, shall be in writing and shall not be effective for any purpose unless the same shall be served personally or by national air courier service, or United States certified mail, return receipt requested, postage prepaid, to the parties at the addresses set forth in Article 1, or such other address or addresses as Subtenant or Landlord may from time to time designate by notice given as above provided. Every notice or other communication hereunder shall be deemed to have been given as of the third business day following the date of such mailing (or as of any earlier date evidenced by a receipt from such national air courier service or the United States Postal Service) or immediately if personally delivered. Notices not sent in accordance with the foregoing shall be of no force or effect until received by the foregoing parties at such addresses required herein.


                             26. REAL ESTATE BROKERS

         Subtenant and Landlord agree to indemnify and hold the other harmless from all damages, judgments, liabilities and expenses (including reasonable attorneys' fees) arising from any claims or demands of any other broker, agent or finder for any commission or fee alleged to be due in connection with its participation in the procurement of Subtenant or the negotiation with Subtenant of this Sublease.

                                  27. NO WAIVER

         No provision of this Sublease will be deemed waived by either party unless expressly waived in writing and signed by the waiving party. No waiver shall be implied by delay or any other act or omission of either party. No waiver by either party of any provision of this Sublease shall be deemed a waiver of such provision with respect to any subsequent matter relating to such provision, and Landlord's consent or approval respecting any action by Subtenant shall not constitute a waiver of the requirement for obtaining Landlord's consent or approval respecting any subsequent action. Acceptance of Rent by Landlord directly or through any agent or lock-box arrangement shall not constitute a waiver of any breach by Subtenant of any term or provision of this Sublease (and Landlord reserves the right to return or refund any untimely payments if necessary to preserve Landlord's remedies). No acceptance of a lesser amount of Rent shall be deemed a waiver of Landlord's right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed payment in full or an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the full amount due. The acceptance of Rent or of the performance of any other term or provision from, or providing directory listings or services for, any Person other than Subtenant shall not constitute a waiver of Landlord's right to approve any Transfer. No delivery to, or acceptance by, Landlord or its agents or employees of keys, nor any other act or omission of Subtenant or Landlord or their agents or employees, shall be deemed a surrender, or acceptance of a surrender, of the Premises or a termination of this Sublease, unless stated expressly in writing by Landlord.

             28. SAFETY AND SECURITY DEVICES, SERVICES AND PROGRAMS

         The parties acknowledge that safety and security devices, services and programs provided by Landlord, if any, while intended to deter crime and ensure safety, may not in given instances prevent theft or other criminal acts, or ensure safety of persons or property. The risk that any safety or security device, service or program may not be effective, or may malfunction, or be circumvented by a criminal, is assumed by Subtenant with respect to Subtenant's property and interests, and Subtenant shall obtain insurance coverage to the extent Subtenant desires protection against such criminal acts and other losses, as further described in Article 10. Subtenant agrees to cooperate in any reasonable safety or security program developed by Landlord or required by Law.

                           29. TELECOMMUNICATION LINES

         A. TELECOMMUNICATION LINES. Subject to Landlord's continuing right of supervision and approval, and the other provisions hereof, Subtenant may: (i) install telecommunication lines ("Lines") connecting the Premises to Landlord's terminal block on the floor or floors on which the Premises are located. Landlord's independent contractor has heretofore connected such terminal block through riser system Lines to Landlord's main distribution frame ("MDF") for the Premises. Landlord disclaims any representations, warranties or understandings concerning the capacity, design or suitability of Landlord's riser Lines, MDF or related equipment. If there is, or will be, more than one tenant on any floor, at any time, Landlord may allocate, and periodically reallocate, connections to the terminal block based on the proportion of square feet each tenant occupies on such floor, or the type of business operations or requirements of such tenants, in Landlord's reasonable discretion. Landlord may arrange for an independent contractor to review Subtenant's requests for approval hereunder, monitor or supervise Subtenant's installation, connection and disconnection of Lines, and provide other such services, or Landlord may provide the same. In each case, Subtenant shall pay Landlord's fees and costs therefor as provided in Article 9.


         B. INSTALLATION. Subtenant may install and use Subtenant's Lines and make connections and disconnections at the terminal blocks as described above, provided Subtenant shall: (i) obtain Landlord's prior written approval for any installation at the MDF, which approval shall not be unreasonably withheld, (ii) use an experienced and qualified contractor designated or approved in writing in advance by Landlord (whom Landlord may require to enter an access and indemnity agreement on Landlord's then standard form of agreement therefor), (iii) comply with such inside wire standards as Landlord may adopt from time to time, and all other provisions of this Sublease, including Article 9 respecting Work, and the Rules respecting access to the wire closets, (iv) not install Lines in the same sleeve, chaseway or other enclosure in close proximity with electrical wire, and not install PVC-coated Lines under any circumstances, (v) thoroughly test any riser Lines to which Subtenant intends to connect any Lines to ensure that such riser Lines are available and are not then connected to or used for telephone, data transmission or any other purpose by any other party (whether or not Landlord has previously approved such connections), and not connect to any such unavailable or connected riser Lines, and (vi) not connect any equipment to the Lines which may create an electromagnetic field exceeding the normal insulation ratings of ordinary twisted pair riser cable or cause radiation higher than normal background radiation, unless the Lines therefor (including riser Lines) are appropriately insulated to prevent such excessive electromagnetic fields or radiation (and such insulation shall not be provided by the use of additional unused twisted pair Lines). As a condition to permitting installation of new Lines, Landlord may require that Subtenant remove any existing Lines located in or serving the Premises.

         C. LIMITATION OF LIABILITY. Unless and to the extent due to the intentional misconduct or grossly negligent acts of Landlord, its agents, employees or contractors, Landlord shall have no liability for damages arising, and Landlord does not warrant that the Subtenant's use of the Lines will be free, from the following (collectively called "Line Problems"): (i) any eavesdropping, wire-tapping or theft of long distance access codes by unauthorized parties, (ii) any failure of the Lines to satisfy Subtenant's requirements, or (iii) any capacitance, attenuation, cross-talk or other problems with the Lines, any misdesignation of the Lines in the MDF room or wire closets, or any shortages, failures, variations, interruptions, disconnections, loss or damage caused by or in connection with the installation, maintenance, replacement, use or removal of any other Lines or equipment at the Property by or for other tenants at the Property, by any failure of the environmental conditions at or the power supply for the Property to conform to any requirements of the Lines or any other problems associated with any Lines or by any other cause. Unless resulting from the intentional misconduct or grossly negligent acts of Landlord, its agents, employees or contractors, under no other circumstances shall any Line Problems be deemed an actual or constructive eviction of Subtenant, render Landlord liable to Subtenant for abatement of any Rent or other charges under the Sublease, or relieve Subtenant from performance of Subtenant's obligations under the Sublease as amended herein. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damage arising from any Line Problems.

                             30. HAZARDOUS MATERIALS

         A. HAZARDOUS MATERIALS GENERALLY PROHIBITED. Subtenant shall not transport, use, store, maintain, generate, process, treat, manufacture, handle, dispose, manage, release, discharge, spill or leak any "Hazardous Material" (as defined below), or permit Subtenant's employees, agents, contractors, or other occupants of the Premises to engage in such activities on or about the Property. However, the foregoing provisions shall not prohibit the transportation to and from, and use, storage, maintenance and handling within, the Premises of substances customarily and lawfully used in the business which Subtenant is permitted to conduct in the

Premises under this Sublease, but only as an incidental and minor part of such business, and provided: (i) such substances shall be properly labeled, contained, used and stored only in small quantities reasonably necessary for such permitted use of the Premises and the ordinary course of Subtenant's business therein, strictly in accordance with applicable Laws, highest prevailing standards, and the manufacturers' instructions therefor, and as Landlord shall reasonably require, (ii) Subtenant shall provide Landlord with ten (10) days advance notice and current Material Safety Data Sheets ("MSDSs") therefor, and Landlord reserves the right to prohibit or limit such substances in each such instance, (iii) such substances shall not be disposed of, released, discharged or permitted to spill or leak in or about the Premises or the Property (and under no circumstances shall any Hazardous Material be disposed of within the drains or plumbing facilities in or serving the Premises or Property or in any other public or private drain or sewer, regardless of quantity or concentration), (iv) if any applicable Law or Landlord's trash removal contractor requires that any such substances be disposed of separately from ordinary trash, Subtenant shall make arrangements at Subtenant's expense for such disposal in approved containers directly with a qualified and licensed disposal company at a lawful disposal site, (v) any remaining such substances shall be completely, properly and lawfully removed from the Property upon expiration or earlier termination of this Sublease, and (vi) for purposes of removal and disposal of any such substances, Subtenant shall be named as the owner, operator and generator, shall obtain a waste generator identification number, and shall execute all permit applications, manifests, waste characterization documents and any other required forms.

         B. NOTIFICATIONS AND RECORDS. Subtenant shall immediately notify Landlord of: (i) any inspection, enforcement, cleanup or other regulatory action taken or threatened by any regulatory authority with respect to any Hazardous Material on or from the Premises or the migration thereof from or to other property, (ii) any demands or claims made or threatened by any party relating to any loss or injury claimed to have resulted from any Hazardous Material on or from the Premises, (iii) any use, storage, maintenance, generation, processing, treatment, manufacture, handling, release, discharge, spill, leak, disposal or transportation of any Hazardous Material on or from the Premises in violation of this Article, and any damage, loss or injury to persons, property or business resulting or claimed to have resulted therefrom, and (iv) any matters where Subtenant is required by Law to give a notice to any regulatory authority respecting any Hazardous Materials on or from the Premises. Landlord shall have the right (but not the obligation) to notify regulatory authorities concerning actual and claimed violations of this Article. Subtenant shall immediately upon written request from time to time provide Landlord with copies of all MSDSs, permits, approvals, memos, reports, correspondence, complaints, demands, claims, subpoenas, requests, remediation and cleanup plans, and all papers of any kind filed with or by any regulatory authority and any other books, records or items pertaining to Hazardous Materials that are subject to the provisions of this Article (collectively referred to herein as "Subtenant's Hazardous Materials Records").

         C. CLEAN UP RESPONSIBILITY. If any Hazardous Material is released, discharged or disposed of, or permitted to spill or leak, in violation of the foregoing provisions, Subtenant shall immediately and properly clean up and remove the Hazardous Materials from the Premises, Property and any other affected property and clean or replace any affected personal property (whether or not owned by Landlord) in compliance with applicable Laws and then prevailing industry practices and standards, at Subtenant's expense (without limiting Landlord's other remedies therefor). Such clean up and removal work ("Subtenant Remedial Work") shall be considered Work under Article 9 and subject to the provisions thereof, including Landlord's prior written approval (except in emergencies), and any testing, investigation, feasibility, impact and risk assessment studies, and the preparation and implementation of any remedial action or cleanup plan required by any court or regulatory authority having jurisdiction or reasonably required by Landlord. In connection therewith, Subtenant shall provide documentation evidencing that all Subtenant Remedial Work or other action required hereunder has been properly and lawfully completed (including a certificate addressed to Landlord from a environmental consultant reasonably acceptable to Landlord, in such detail and form as Landlord may reasonably require). If any Hazardous Material is released, discharged, disposed of, or permitted to spill or leak on or about the Property and is not caused by Subtenant or other occupants of the Premises, or their agents, employees, Transferees, or contractors, such release, discharge, disposal, spill or leak shall be deemed casualty damage under Article 11 to the extent that the Premises and Subtenant's use thereof is affected thereby; in such case, Landlord and Subtenant shall have the obligations and rights respecting such casualty damage provided under this Sublease.

         D. HAZARDOUS MATERIAL DEFINED. The term "Hazardous Material" for purposes hereof shall include, but not be limited to: (i) any flammable, explosive, toxic, radioactive, biological, corrosive or otherwise hazardous chemical, substance, liquid, gas, device, form of energy, material or waste or component thereof, (ii) petroleum, petroleum-based products, diesel fuel, paints, solvents, lead, radioactive materials, cyanide, biohazards, infectious and medical waste and "sharps", printing inks, acids, DDT, pesticides, herbicides, ammonia compounds, cleaning agents, asbestos, polychlorinated biphenyls, and any other items which now or subsequently are found to have an adverse effect on the environment or the health and safety of persons or animals or the presence of which requires notification, reporting, investigation or remediation under any Law or governmental policy, and (iii) any item defined as a "hazardous substance", "hazardous material", "hazardous waste", "regulated substance", "solid waste", "contaminant", "pollutant" or "toxic substance" under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C.ss.9601, et seq., Hazardous Materials Transportation Act, 49 U.S.C.ss.1801, et seq., Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss.6901 et seq., Clean Water Act, 33 U.S.C.ss.1251, et seq., Safe Drinking Water Act, 14 U.S.C.ss.300f, et seq., Toxic Substances Control Act, 15 U.S.C.ss.2601, et seq., Atomic Energy Act of 1954, 42 U.S.C.ss.2014 et seq., and any similar federal, state or local Laws, and all regulations, guidelines, directives and other requirements thereunder, all as may be amended or supplemented from time to time.

         E. FEES, TAXES, FINES AND REMEDIES. Subtenant shall pay, prior to delinquency, any and all fees, taxes (including excise taxes), penalties and fines arising from or based on Subtenant's activities involving Hazardous Material on or about the Premises or Property, and shall not allow such obligations to become a lien or charge against the Property or Landlord. If Subtenant violates any provision of this Article with respect to any Hazardous Materials, Landlord may: (i) require that Subtenant immediately remove all Hazardous Materials from the Premises and discontinue using, storing, treating, processing, generating, manufacturing, maintaining, managing and handling Hazardous Materials in the Premises, and/or (ii) pursue such other remedies as may be available to Landlord under this Sublease or applicable Law.

         F. LANDLORD'S RESPONSIBILITIES. Landlord represents and warrants that to the best of its knowledge, there are no Hazardous Materials located in or upon the Premises or the Property in amounts or concentrations which are in violation of applicable Law. If such representation and warranty is determined to be untrue during the term of this Sublease or if any Hazardous Material which is brought onto the Premises or the Property by Landlord, its agents, employees or contractors [or any person or entity other than Subtenant] is released, discharged or disposed of, or permitted to spill or leak, in violation of applicable law, notwithstanding anything to the contrary contained in this Sublease, Landlord shall immediately and properly respond in such fashion as is required by applicable law including, but not limited to, the clean up and removal of such Hazardous Materials from the Premises, Property and any other affected property and clean or replace any affected personal property (whether or not owned by Landlord) in compliance with applicable Laws and then prevailing industry practices and standards, at Landlord's expense. Such clean up and removal work ("Landlord Remedial Work") shall be considered Landlord's Work, the cost and expense and risk of which shall be borne solely by Landlord.



                           31. [Intentionally Omitted]


                                 32. DEFINITIONS

         A. "Building" shall mean the structure (or the portion thereof owned by Landlord) identified in Article 1 as Premises. See also definition of Premises at (J) of this Article 32.

         B. "Common Areas" shall mean the area between Airside Drive and Horizon Drive being Lease Lots A-1 and A-2, exclusive of Buildings and areas reserved exclusively for one or more Subtenants, but not all Subtenants at the Property, including, but not limited to, sidewalks, plaza driveways (excluding public streets), parking and landscape areas, including also the top two floors of a parking deck, together with the related ramps and amenities (e.g. lighting) on Lot E but not the ground floor or other areas of Lot E.

         C. "Default Rate" shall mean twelve percent (12%) per annum, or the highest rate permitted by applicable Law, whichever shall be greater.


         D. "Disabilities Acts" shall mean the Americans With Disabilities Act of 1990 (42 U.S.C.ss.12101 et seq.) and regulations and guidelines promulgated thereunder and any similarly motivated state and local Laws as the same may be amended and supplemented from time to time which establish requirements for business operations, accessibility and barrier removal.

         E. "Expenses" shall mean all reasonable expenses, costs and amounts (other than Taxes) of every kind and nature relating to the ownership, management, repair, maintenance, replacement, insurance and operation of the Property, including any amounts paid for: (i) utilities used for Common Area purposes, (ii) permits, licenses, inspections, warrants and certificates necessary to operate, manage and lease the Premises, (iii) insurance applicable to the Property (and appropriate for the Property, in the reasonable discretion of Landlord, but not including insurance on any other building or improvement for lease to others), not limited to that required under this Sublease, and which may include earthquake, boiler, rent loss, workers' compensation and employers' liability, builders' risk, automobile and other coverages, including a reasonable allocation of costs under any blanket policies, (iv) supplies, materials, tools, equipment, uniforms, and vehicles used in the operation, repair, maintenance, security, and other services for and used at the Property, including rental, installment purchase and financing agreements therefor and interest thereunder, (v) accounting, legal, inspection, consulting, concierge, alarm monitoring, security, trash removal, snow and ice removal, and other services, (vi) reasonable market management company fees, (vii) wages, salaries and other compensation and benefits (including health, life and disability insurance, savings, retirement and pension programs, and the fair value of any parking privileges, including those provided through collective bargaining agreements) for any manager and other personnel or parties engaged in the operation, repair, maintenance, security or other services for the Property, and employer's FICA contributions, unemployment taxes or insurance, any other taxes which may be levied on such wages, salaries, compensation and benefits, and data or payroll processing expenses relating thereto (if the manager or other personnel handle other properties, the foregoing expenses shall be allocated appropriately between the Property and such other properties), (viii) any sales, use, value-added or other taxes on supplies or services for the Property, (ix) the costs of operating and maintaining any on-site office at the Property or an adjoining property (such costs to be appropriately allocated between the Property and any such adjoining property served by such office), including the fair rental value thereof, telephone charges, postage, stationery and photocopying expenses, and telephone directory listings and (x) operation, maintenance, repair, installation, replacement, inspection, testing, painting, decorating and cleaning of the Property, and any items located off-site but installed for the benefit of the Property, including: (a) Property identification and pylon signs, directional signs, traffic signals and markers, flagpoles and canopies, (b) sidewalks, curbs, stairways, parking structures, lots, loading and service areas and driveways, (c) storm and sanitary drainage systems, including disposal plants, lift stations and detention ponds and basins, (d) irrigation systems, (e) interior and exterior flowers and landscaping, and (f) all other portions, facilities, features and amenities of the Property, including common area fixtures, equipment and other items therein or thereon, floors, floor coverings, corridors, ceilings, foundations, walls, wall-coverings, restrooms, lobbies, trash compactors, doors, locks and hardware, windows, gutters, downspouts, roof flashings and roofs. The foregoing provision is for definitional purposes only and shall not be construed to impose any obligation upon Landlord to incur such expenses. Landlord may retain independent contractors (or affiliated contractors at market rates) to provide any services or perform any work, in which case the costs thereof shall be deemed Expenses. Expenses shall not, however, include:


                  (1) costs relating to non-office rentable areas of the Property to the extent that Landlord deducts such rentable areas in determining Subtenant's Share of Expenses under Article 4; and costs relating solely to any parking garage for the Property (such as attendants and cashiers), except to the extent that Landlord elects to credit parking revenues, if any, derived from such garage against Expenses;

                  (2) depreciation, interest and amortization on any Mortgages and other debt costs or ground lease payments; legal fees in connection with leasing, tenant disputes or enforcement of leases; real estate brokers' leasing commissions; improvements or alterations to tenant spaces; the cost of providing any service directly to, and paid directly by, any tenant; costs of any items to the extent Landlord receives reimbursement from insurance proceeds or from a third party (excluding payments by tenants for Taxes and Expenses); and

                  (3)      capital expenditures


         F. "Holidays" shall mean all federal holidays, and holidays observed by the State in which the Property is located, including New Year's Day, President's Day, Memorial Day, Independence Day, Labor Day, Veterans' Day, Thanksgiving Day, Christmas Day, and to the extent of utilities or services provided by union members engaged at the Property, such other holidays observed by such unions.

         G. For purposes of any provisions defending, indemnifying and holding Landlord harmless hereunder, "Landlord" shall include past, present and future landlords and their respective partners, beneficiaries, trustees, officers, directors, employees, shareholders, principals, agents, affiliates, successors and assigns.

         H. "Law" or "Laws" shall mean all federal, state, county and local governmental and municipal laws, statutes, ordinances, rules, regulations, codes, decrees, orders and other such requirements, applicable equitable remedies and decisions by courts in cases where such decisions are considered binding precedents in the State in which the Property is located, and decisions of federal courts applying the Laws of such State, at the time in question.

         I. "Lender" shall mean the holder of any Mortgage at the time in question, and where such Mortgage is a ground lease, such term shall refer to the ground lessor (and the term "ground lease" although not separately capitalized is intended through out this Sublease to include any superior or master lease).

         J. "Mortgage" shall mean all mortgages, deeds of trust, ground leases and other such encumbrances now or hereafter placed upon the Property or Building, or any part thereof, and all renewals, modifications, consolidations, replacements or extensions thereof, and all indebtedness now or hereafter secured thereby and all interest thereon.

         K. "Person" shall mean an individual, trust, partnership, limited liability company, joint venture, association, corporation and any other entity.

         L. "Premises" shall mean the Building identified in Article 1 and Exhibit A, together with access as set forth on Exhibit A from the public roads and together with sufficient parking upon the Property as set forth on Exhibit A for all employees and invitees of Subtenant, in common with other Subtenants of Landlord. Possession of areas necessary for utilities, services, safety and operation of the Property, including the Systems and Equipment, fire stairways, perimeter walls, space between the finished ceiling of the Premises and the slab of the floor or roof of the Property thereabove, and the use thereof together with the right to install, maintain, operate, repair and replace the Systems and Equipment, including any of the same in, through, under or above the Premises in locations that will not materially interfere with Subtenant's use of the Premises, are hereby excepted and reserved by Landlord, and not demised to Subtenant.

         M. "Property" shall mean the Premises, and Common Areas, easements, and all parcels or tracts of land on which all or any portion of the Premises or any of the other foregoing items are located, and any fixtures, machinery, apparatus, Systems and Equipment, furniture and other personal property located thereon or therein and used in connection therewith. (but with reference to Lot E, it shall only include the top two (2) floors, with ramps and amenities).

         N.       "Rent" shall have the meaning specified therefor in Article 4.

         O. "Systems and Equipment" shall mean any plant, machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply light, heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life/safety systems or equipment, or any elevators, escalators or other mechanical, electrical, electronic, computer or other systems or equipment for the Property, except to the extent that any of the same serves particular tenants exclusively (and "systems and equipment" without capitalization shall refer to such of the foregoing items serving particular tenants exclusively).

         P. "Taxes" shall mean all amounts (unless required by Landlord to be paid under Article 14) for federal, state, county, or local governmental, special district, improvement district, municipal, taxing authority or other political subdivision taxes, fees, levies, assessments, charges or other impositions of every kind and nature in connection with the ownership, leasing and operation of the Property, whether foreseen or unforeseen, general, special, ordinary or extraordinary (including real estate ad valorem taxes, general and special assessments, interest on special assessments paid in installments, taxes based upon the receipt of rent including gross receipts or sales taxes applicable to the receipt of rent or service or value added taxes, personal property taxes, but only to the extent such taxes are in substitution for ad valorem taxes. If the method of taxation of real estate prevailing at the time of execution hereof shall be, or has been, altered so as to cause the whole or any part of the Taxes now, hereafter or heretofore levied, assessed or imposed on real estate to be levied, assessed or imposed on Landlord, wholly or partially, as a capital stock levy or otherwise, or on or measured by the rents, income or gross receipts received therefrom, then such new or altered taxes attributable to the Property shall be included within the term "Taxes," except that the same shall not include any portion of such tax attributable to other income of Landlord not relating to the Property. Subtenant shall pay increased Taxes whether Taxes are increased as a result of increases in the assessment or valuation of the Property (whether based on a sale, change in ownership or refinancing of the Property or otherwise), increases in tax rates, reduction or elimination of any rollbacks or other deductions available under current law, scheduled reductions of any tax abatement, as a result of the elimination, invalidity or withdrawal of any tax abatement, or for any other cause whatsoever; Landlord hereby represents that the Property is not now (or in the future expected to be) subject to, or covered by, any tax abatement or rollback or deduction. Notwithstanding the foregoing, there shall be excluded from Taxes all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, transfer taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Property). Further, notwithstanding any provision of this Sublease to the contrary, Landlord (and not Subtenant) shall be obligated to pay any assessment for special improvements heretofore installed or installed in connection with the development of the Property, the Premises and/or the Building, such as the widening of roads, installation of traffic signals or other road construction, the installation and/or hook up to and maintenance of sewer and sewer lines, sanitary and storm drainage systems and other utility lines and installations (whether public or private).

         Q. "Subtenant" shall be applicable to one or more Persons as the case may be, the singular shall include the plural, and if there be more than one Subtenant, the obligations thereof shall be joint and several. When used in the lower case, "sub-tenant" shall mean any other tenant, subtenant or occupant of the Property.

         R. "Subtenant's Share" of Taxes and Expenses shall be the percentage set forth in Article 1, but if the rentable area of the Premises or Property shall change, Subtenant's Share shall thereupon become the rentable area of the Building 100 divided by the rentable area of the combined Buildings 100 and 200 on Property, excluding any parking facilities, subject at all times to adjustment under Article 4. Subtenant acknowledges that the "rentable area of the Building 100" under this Sublease includes the usable area, without deduction for columns or projections, multiplied by a load or conversion factor, to reflect a share of certain areas, which may include lobbies, corridors, mechanical, utility, janitorial, boiler and service rooms and closets, restrooms, and other public, common and service areas. Except as provided expressly to the contrary herein, the "rentable area of the Property" shall include all rentable area of all space leased or available for lease at the Property, which Landlord may reasonably re-determine from time to time, to reflect re-configurations, additions or modifications to the Property. Landlord anticipates that Subtenant's Share at the Commencement Date will be fifty-five and six-tenths percent (55.6%), based on a "rentable area of the Building 100" of 117,003 square feet and "rentable area of the combined Buildings 100 and 200 on the Property" of 210,411 square feet.

                                    33. OFFER

         The submission and negotiation of this Sublease shall not be deemed an offer to enter the same by Landlord (nor an option or reservation for the Premises), but the solicitation of such an offer by Subtenant. Subtenant agrees that its execution of this Sublease constitutes a firm offer to enter the same which may not be withdrawn for a period of thirty (30) days after delivery to Landlord. During such period and in reliance on the foregoing, Landlord may, at Landlord's option, deposit any Security Deposit and Rent, proceed with any plans, specifications, alterations or improvements, and permit Subtenant to enter the Premises, but such acts shall not be deemed an acceptance of Subtenant's offer to enter this Sublease, and such acceptance shall be evidenced only by Landlord signing and delivering this Sublease to Subtenant.

                                34. MISCELLANEOUS

         A. CAPTIONS AND INTERPRETATION. The captions of the Articles and Paragraphs of this Sublease, and any computer highlighting of changes from earlier drafts, are for convenience of reference only and shall not be considered or referred to in resolving questions of interpretation. Subtenant acknowledges that it has read this Sublease and that it has had the opportunity to confer with counsel in negotiating this Sublease, and has been advised, and is fully aware of the legal effects and consequences of the Sublease; accordingly, this Sublease shall be construed neither for nor against Landlord or Subtenant, but shall be given a fair and reasonable interpretation in accordance with the meaning of its terms. The neuter shall include the masculine and feminine, and the singular shall include the plural. The term "including" shall be interpreted to mean "including, but not limited to."

         B. SURVIVAL OF PROVISIONS. All obligations (including indemnity, Rent and other payment obligations) or rights of either party arising during or attributable to the period prior to expiration or earlier termination of this Sublease shall survive such expiration or earlier termination.

         C. SEVERABILITY. If any term or provision of this Sublease or portion thereof shall be found invalid, void, illegal, or unenforceable generally or with respect to any particular party, by a court of competent jurisdiction, it shall not affect, impair or invalidate any other terms or provisions or the remaining portion thereof, or its enforceability with respect to any other party. Each term and provision of the Sublease will be enforceable to the fullest extent permitted by Law.

         D. FAILURE TO COMMENCE. If the Commencement Date is delayed beyond JANUARY 31, 2003, either Subtenant or Landlord may declare this Sublease terminated by notice to the other, unless mutually extended by Landlord and Subtenant in writing. Further, if this Sublease is terminated for any reason prior to the Commencement Date, any advance rental and other sums paid by Subtenant hereunder will be returned to Subtenant within twenty (20) days after termination hereof, and to the extent that liquidated damages have accrued pursuant to the terms of Section 2.B.3. of this Sublease, Landlord shall pay to Subtenant, within twenty (20) days after termination hereof, fifty percent (50%) of the amount of such liquidated damages accruing under this Sublease to the effective date of the termination hereof.


         E. SHORT FORM SUBLEASE. Neither this Sublease nor any memorandum of lease or short form lease shall be recorded by Subtenant, but either party may elect to record a short form of this Sublease, in which case the other shall promptly execute, acknowledge and deliver the same on a form acceptable to Landlord.

         F. LIGHT, AIR AND OTHER INTERESTS. This Sublease does not grant any legal rights to "light and air" outside the Premises nor any particular view visible from the Premises, nor any easements, licenses or other interests unless expressly contained in this Sublease.

         G. AUTHORITY. If Subtenant is any form of corporation, partnership, limited liability company or partnership, association or other organization, Subtenant and all Persons signing for Subtenant below hereby represent that this Sublease has been fully authorized and no further approvals are required, and Subtenant is duly organized, in good standing and legally qualified to do business in the Commonwealth of Pennsylvania and in the Premises (and has obtained or will obtain any required certificates, licenses, permits and other such items).

         H. AUTHORITY OF LANDLORD. Landlord and all Persons signing for Landlord below hereby represent that this Sublease has been fully authorized and no further approvals are required, and Landlord is duly organized, in good standing and legally qualified to do business in the Commonwealth of Pennsylvania and with regard to the Premises.

         I. PARTNERSHIP SUBTENANT. If Subtenant is a partnership, all current and new general partners shall be jointly and severally liable for all obligations of Subtenant hereunder and as this Sublease may hereafter be modified, whether such obligations accrue before or after admission of future partners or after any partners die or leave the partnership. Subtenant shall cause each new partner to sign and deliver to Landlord written confirmation of such liability, in form and content satisfactory to Landlord, but failure to do so shall not avoid such liability.

         J. FINANCIAL STATEMENTS. Subtenant shall, within ten (10) days after requested from time to time, deliver to Landlord financial statements (including balance sheets and income/expense statements) for Subtenant's and Guarantor's then most recent full and partial fiscal year preceding such request, certified by an independent certified public accountant or Subtenant's chief financial officer, and Guarantor, in form reasonably satisfactory to Landlord.

         K. SUCCESSORS AND ASSIGNS; TRANSFER OF PROPERTY AND SECURITY DEPOSIT. Each of the terms and provisions of this Sublease shall be binding upon and inure to the benefit of the parties' respective heirs, executors, administrators, guardians, custodians, successors and assigns, subject to
Article 13 respecting Transfers and Article 18 respecting rights of Lenders. Subject to Article 18, if Landlord shall convey or transfer the Property or any portion thereof in which the Premises are contained to another party, such party shall thereupon be and become landlord hereunder and shall be deemed to have fully assumed all of Landlord's obligations under this Sublease accruing during such party's ownership, including the return of any Security Deposit (provided Landlord shall have turned over such Security Deposit to such party), and Landlord shall be free of all such obligations accruing from and after the date of conveyance or transfer.

         L. LIMITATION OF LANDLORD'S LIABILITY. Subtenant agrees to look solely to Landlord's interest in the Property, including, but not limited to, all rents and other income therefrom, for the enforcement of any judgment, award, order or other remedy under or in connection with this Sublease or any related agreement, instrument or document or for any other matter whatsoever relating thereto or to this Sublease, the Property or Premises. No other assets of Landlord shall be subject to levy, execution, attachment or other proceedings for the satisfaction of Subtenant's remedies and under no circumstances shall any present or future, direct or indirect, principals or investors, general or limited partners, officers, directors, shareholders, trustees, beneficiaries, participants, advisors, managers, employees, agents or affiliates of Landlord, or of any of the other foregoing parties, or any of their heirs, successors or assigns have any liability for any of the foregoing matters.

         M. CONFIDENTIALITY. Subtenant shall keep the content and all copies of this Sublease, related documents or amendments now or hereafter entered, and all proposals, materials, information and matters relating thereto strictly confidential, and shall not disclose, disseminate or distribute any of the same, or permit the same to occur, except to the extent reasonably required for proper business purposes by Subtenant's employees, attorneys, insurers, auditors, lenders and Transferees (and Subtenant shall obligate any such parties to whom disclosure is permitted to honor the confidentiality provisions hereof), and except as may be required by Law or court proceedings.

         N. GOVERNING LAW. This Sublease shall be governed by the provisions hereof and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, with exclusive jurisdiction to adjudicate all claims or controversies arising hereunder residing in the courts and tribunals of said Commonwealth.

         O. TENANT'S UNDERSTANDING. TENANT ACKNOWLEDGES THAT TENANT UNDERSTANDS THE CONFESSION OF JUDGMENT AUTHORIZED IN ARTICLE 15 PARAGRAPH H OF THIS LEASE; THAT THIS TRANSACTION IS COMMERCIAL AND NONRESIDENTIAL IN NATURE; AND THAT TENANT WAIVES ANY RIGHT TO A HEARING OR TRIAL IN COURT WHICH WOULD OTHERWISE BE REQUIRED BY LAW AS A PRIOR CONDITION TO LANDLORD'S OBTAINING THE JUDGMENTS AUTHORIZED IN ARTICLE 15 PARAGRAPH H.

         P. FORCE MAJEURE. In the event that Landlord shall be delayed or hindered in or prevented from doing or performing any act or thing required hereunder (with the exception of its initial construction of Landlord's Work and any repairs or restoration after a casualty or condemnation) by reason of strikes, lock-outs, weather conditions, breakdown, accident, casualties, acts of God, labor troubles, delays in performance by contractors, inability to procure materials, inability by the exercise of reasonable diligence to obtain supplies, parts, employees or necessary services, failure of power, governmental laws, orders or regulations, actions of governmental authorities, riots, insurrection, war or other causes beyond the reasonable control of Landlord, or for any cause due to any act or neglect of Subtenant or its servants, agents, employees, licensees, or any person claiming by, through or under Subtenant, then Landlord shall not be liable or responsible for any such delays, and the doing or performing of such act or thing shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay and Subtenant shall not be entitled to any diminution of Rent, damages or compensation therefor.

         Q. SIGNS. Subtenant may erect signs, insignia or lettering (collectively, "Signs") upon the Building or elsewhere on the Premises in such locations as determined by Subtenant and Allegheny County and by Authority. Any Signs installed by Subtenant must be in compliance with all Applicable Laws and the Master Lease and shall be maintained by Subtenant in good order and repair. Subtenant shall remove all Signs upon the termination or expiration of this Sublease and repair any damage caused by such removal.


                              35. ENTIRE AGREEMENT

         This Sublease, together with the Riders, Exhibits and other documents listed in Article 1 (WHICH COLLECTIVELY ARE HEREBY INCORPORATED WHERE REFERRED TO HEREIN AND MADE A PART HEREOF AS THOUGH FULLY SET FORTH), contains all the terms and provisions between Landlord and Subtenant relating to the matters set forth herein and no prior or contemporaneous agreement or understanding pertaining to the same shall be of any force or effect, except any such contemporaneous agreement specifically referring to and modifying this Sublease, signed by both parties. Without limitation as to the generality of the foregoing, Subtenant hereby acknowledges and agrees that Landlord's leasing agents and field personnel are only authorized to show the Premises and negotiate terms and conditions for leases subject to Landlord's final approval, and are not authorized to make any agreements, representations, understandings or obligations, binding upon Landlord, respecting the condition of the Premises or Property, suitability of the same for Subtenant's business, the current or future amount of Taxes or Expenses or any component thereof, the amount of rent or other terms applicable under other leases at the Property, whether Landlord is furnishing the same utilities or services to other tenants at all, on the same level or on the same basis, or any other matter, and no such agreements, representations, understandings or obligations not expressly contained herein or in such contemporaneous agreement shall be of any force or effect. TENANT HAS RELIED ON TENANT'S INSPECTIONS AND DUE DILIGENCE IN ENTERING THIS LEASE, AND NOT ON ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE HABITABILITY, CONDITION OR SUITABILITY OF THE PREMISES OR PROPERTY FOR ANY PARTICULAR PURPOSE OR ANY OTHER

         MATTER NOT EXPRESSLY CONTAINED HEREIN. Neither this Sublease, nor any Riders or Exhibits referred to above may be modified, except in writing signed by both parties.





                           { SIGNATURE PAGE FOLLOWS }

         IN WITNESS WHEREOF, intending to be legally bound, the parties have executed this Sublease as of the date first set forth above.

WITNESS/ATTEST:                             LANDLORD:


                                            AIRSIDE BUSINESS PARK L.P.,
                                            a Pennsylvania limited partnership


                                             By:   Havenhurst II Corporation,
                                                   a Pennsylvania corporation,
                                                   its sole general partner


/s/ Bruce J. Longenecker                    By:  /s/ William E. Hunt
---------------------------------                ----------------------------

Secretary                                   Name:  William E. Hunt
                                                   --------------------------

                                            Title: President
                                                   --------------------------


                                            SUBTENANT:


                                            MICHAEL BAKER JR. CORPORATION
                                            a Pennsylvania corporation


/s/ Ronald G. Hartman                       By:  /s/ William P. Mooney
-----------------------------------              ----------------------------

                                            Name:  William P. Mooney
                                                   --------------------------
                                            Title: EVP and CFO
                                                   --------------------------